SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Apple Hospitality REIT, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLE HOSPITALITY REIT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 14, 2015

The Annual Meeting of Shareholders of Apple Hospitality REIT, Inc. (the “Company”) will be held at the Marriott in downtown Richmond, Virginia located at 500 East Broad Street, Richmond, Virginia 23219, on Thursday, May 14, 2015 at 11:15 a.m., eastern daylight time, for the following purposes:

1.	To elect five (5) directors named in the attached proxy statement;

2.	To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers by the Company;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to serve for 2015;

4.	To approve the Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan; and

5.	To transact such other business as may properly come before the meeting.

If you were a holder of record of any common shares of the Company at the close of business on the record date of March 20, 2015, you are entitled to vote at the meeting.  If you are present at the meeting, you may vote in person even if you have previously returned a proxy card.

A proxy card for voting your shares is located in the envelope in which these proxy materials were mailed.  Using information supplied on the enclosed proxy card, you may vote by telephone, via the Internet or by mailing the proxy card.  To vote by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the enclosed proxy card.  To vote on the Internet, visit www.proxyvote.com.  You will be asked to provide the company number and control number from the enclosed proxy card.  To vote by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you need a replacement proxy card, assistance may be obtained by calling Ms. Kelly Clarke in the Company’s Investor Services Department, at (804) 344-8121.

By Order of the Board of Directors

David Buckley
Secretary

April 6, 2015

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.  IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IN ADDITION TO THE ENCLOSED, THE COMPANY’S PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2014, ARE AVAILABLE AT HTTP://MATERIALS.PROXYVOTE.COM/03784Y.

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Executive Officer Changes Implemented During 2014	29
Compensation Prior to the Apple Seven and Apple Eight Mergers	29
Compensation Following the Apple Seven and Apple Eight Mergers	31
2015 Incentive Compensation	36
Compensation Committee Report	37
Compensation Committee Interlocks and Insider Participation	37
Executive Compensation	37
Summary Compensation Table	37
Compensation Plans	39
Potential Payments upon Termination or Change in Control	40
Section 16(a) Beneficial Ownership Reporting Compliance	41
Other Matters for the 2015 Annual Meeting of Shareholders	41
Equity Compensation Plan Information	42
Matters to be Presented at the 2016 Annual Meeting of Shareholders	42
Appendix A – Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan	A-i

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APPLE HOSPITALITY REIT, INC.

PROXY STATEMENT
DATED
APRIL 6, 2015

Annual Meeting of Shareholders
To Be Held
May 14, 2015

General

The enclosed proxy is solicited by the Board of Directors of Apple Hospitality REIT, Inc. (the “Company”) for the Annual Meeting of Shareholders to be held at the Marriott in downtown Richmond, Virginia, located at 500 East Broad Street, Richmond, Virginia 23219, on Thursday, May 14, 2015 at 11:15 a.m., eastern daylight time (the “Annual Meeting”). Your proxy may be revoked at any time before being voted at the Annual Meeting, either by a written notice of revocation that is received by the Company before the Annual Meeting or by conduct that is inconsistent with the continued effectiveness of the proxy, such as delivering another proxy with a later date or attending the Annual Meeting and voting in person.

Unless your proxy indicates otherwise, all shares represented by a proxy that you sign and return will be voted FOR the nominees listed in proposal one, and FOR proposals two, three and four, and in accordance with the best judgment of the proxy holders for any other matters properly brought before the Annual Meeting.

This proxy statement and the enclosed proxy are being mailed to the common shareholders of record at the close of business on March 20, 2015 (the “Record Date”).  The approximate date of such mailing is expected to be April 6, 2015.  Such mailing to shareholders also will contain the Company’s Annual Report, which includes audited consolidated financial statements for the year ended December 31, 2014 (the “Annual Report”).

At the close of business on the Record Date, a total of 372,643,935 common shares of the Company (the “Common Shares”) were issued and outstanding and entitled to vote on all matters, including those to be acted upon at the Annual Meeting.  Each Common Share is entitled to one vote.  The presence in person or by proxy of a majority of the Common Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

In the event that a quorum is not present at the Annual Meeting of Shareholders, it is expected the meeting will be adjourned or postponed to solicit additional proxies.  In addition to soliciting proxies by mail, certain of the Company’s directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication.

Company Information

The Company operates as a real estate investment trust (“REIT”) for federal income tax purposes.  The mailing address of the Company is 814 East Main Street, Richmond, Virginia 23219.  Notice of revocation of proxies should be sent to Broadridge Financial Services, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attn: Issuer Services Department.  The Company can be contacted, and public information about the Company can be obtained, by sending a written notice to Ms. Kelly Clarke, Investor Services Department, at the Company’s address as provided above or through its website www.applehospitalityreit.com.

The Company will be responsible for the costs of the solicitation set forth in this proxy statement.  The Annual Report mailed with this proxy statement includes the Company’s Annual

Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“Securities and Exchange Commission” or “SEC”) for the year ended December 31, 2014 (except for exhibits).  The Company’s Annual Report on Form 10-K and its other public federal securities filings also may be obtained electronically through the EDGAR system of the Securities and Exchange Commission at www.sec.gov.  The proxy materials that were mailed are also available at http://materials.proxyvote.com/03784Y.

Ownership of Equity Securities

The determination of “beneficial ownership” for purposes of this proxy statement has been based on information reported to the Company and the rules and regulations of the Securities and Exchange Commission.  References below to “beneficial ownership” by a particular person, and similar references, should not be construed as an admission or determination by the Company that Common Shares in fact are beneficially owned by such person.

On the Record Date, the Company had a total of 372,643,935 issued and outstanding Common Shares.  There are no shareholders known to the Company who beneficially owned more than 5% of its outstanding voting securities on such date.  The following table sets forth the beneficial ownership of the Company’s securities by its directors and named executive officers as of the Record Date:

Security Ownership of Directors and Executive Officers

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Common Shares	David P. Buckley	151,905		*
	Glenn W. Bunting	309,040	(2)	*
	Jon A. Fosheim	—		*
	Kristian M. Gathright	1,400,065		*
	Glade M. Knight	16,253,414	(3)	4.4%
	Justin G. Knight	1,899,553	(4)	*
	Nelson G. Knight	643,016		*
	Bruce H. Matson	357,245	(2)	*
	Daryl A. Nickel	—		*
	Bryan F. Peery	174,578		*
	L. Hugh Redd	—		*
	All directors and executive officers as a group (11 persons)	21,188,816		5.7%
_____________________
* Less than one percent of class.
(1)   Amounts shown exclude fractional shares.
(2)   Amounts shown consist entirely of securities that may be acquired upon the exercise of options, although no options have been exercised to date.
(3)   Includes 348,969 shares held by Kathleen Knight, the wife of Glade M. Knight.
(4)   Includes 453,207 shares held in a family limited partnership.  Justin G. Knight disclaims beneficial ownership of the 453,207 shares held in a family limited partnership, except to the extent of his pecuniary interest therein. Justin G. Knight has voting and dispositive control over such shares.

 The stock options were granted to the Company’s directors pursuant to the Company’s 2008 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Information regarding the Directors’ Plan is set forth in Item 5 of the Company’s Annual Report on Form 10-K, which is included in the Annual Report that accompanies this proxy statement.

Proposal 1. Election of Directors

Recent Changes in the Board of Directors.   The Company’s Board of Directors currently consists of seven directors, who are divided into three classes with staggered terms.  In connection with the mergers of Apple REIT Seven, Inc. (“Apple Seven”) and Apple REIT Eight, Inc. (“Apple Eight”), which became wholly-owned subsidiaries of the Company (the “mergers”) in March 2014, the Company’s Board of Directors increased the size of the Board of Directors from five to seven members and elected Glenn W. Bunting and Kent W. Colton to fill the newly created Board seats until the 2014 annual meeting of shareholders of the Company (the “2014 Annual Meeting”).  At the 2014 Annual Meeting, the following directors were elected to serve the following terms:

•	James C. Barden, Jr., to serve a one-year term expiring at the Annual Meeting;
•	Glenn W. Bunting, to serve a three-year term expiring at the 2017 annual meeting of shareholders (the “2017 Annual Meeting”);
•	Kent W. Colton, to serve a three-year term expiring at the 2017 Annual Meeting; and
•	Glade M. Knight, to serve a three-year term expiring at the 2017 Annual Meeting.

Effective January 1, 2015, Messrs. Barden, Colton, Waters and Wily retired from the Board of Directors and their respective committees of the Board of Directors on which they served. Effective January 1, 2015, the following directors were elected to the Board of Directors to fill the vacancies created by the resignations, to serve until the Annual Meeting:

•	Jon A. Fosheim;
•	L. Hugh Redd;
•	Daryl A. Nickel; and
•	Justin G. Knight.

Following these changes, the Board of Directors currently consists of the following members serving the terms noted below:

Directors	Term Expiring at the Annual Meeting	Term Expiring at the 2017 Annual Meeting
Jon A. Fosheim	X
Justin G. Knight	X
Bruce H. Matson	X
Daryl A. Nickel	X
L. Hugh Redd	X
Glenn W. Bunting		X
Glade M. Knight		X

Nominees.   As described above, the terms of Jon A. Fosheim, Justin G. Knight, Bruce H. Matson, Daryl A. Nickel and L. Hugh Redd will expire at the time of the Annual Meeting.  The Board of Directors recommends the re-election of Messrs. Fosheim, Matson, Nickel, Redd and Justin G. Knight to the Board of Directors, each to serve the terms described below.

Nominees for Election to Board of Directors	Length of term if Elected(1)
Jon A. Fosheim	One-year term expiring in 2016
Justin G. Knight	One-year term expiring in 2016
Daryl A. Nickel	Two-year term expiring in 2017
Bruce H. Matson	Three-year term expiring in 2018
L. Hugh Redd	Three-year term expiring in 2018
_____________________
(1)  Terms would extend until the annual meeting of shareholders for the year shown, or until a successor is duly elected and qualified, except in the event of prior resignation, death, or removal.

Unless otherwise specified, all Common Shares represented by proxies will be voted FOR the election of the nominees listed.  If a nominee ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named on the attached proxy card to vote for a substitute.  No circumstances are presently known that would cause any nominee to be unavailable for election as a director.  The nominees are now members of the Board of Directors, have been nominated by action of the Board of Directors, and have indicated their willingness to serve if elected.  If a quorum is present at the Annual Meeting, five positions on the Board of Directors will be filled by the election of the five properly nominated candidates who receive the greatest number of votes at the Annual Meeting, even if the nominee does not receive a majority of all votes represented and entitled to be cast.

A shareholder who wishes to abstain from voting on the election of a director may do so by specifying, as provided on the enclosed proxy, that authority to vote for any or all of the nominees is to be withheld.  Withheld votes and broker non-votes will have no effect on the election of a director.  A broker non-vote occurs when the entity holding shares in street name has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the shareholders meeting or is not permitted to vote those shares on a non-routine matter.

Below are brief descriptions of the nominees and their principal occupations and employment during at least the past five years and his directorships, if any, in public companies other than the Company.

Jon A. Fosheim. Mr. Fosheim, 64, is a director of the Company and was the Chief Executive Officer of Oak Hill REIT Management, LLC from 2005 until he retired in 2011.  Oak Hill REIT Management, LLC is a hedge fund specializing in REIT investments. From 1985 until 2005, Mr. Fosheim was a Principal and Co-founder of Green Street Advisors, a REIT advisory and consulting firm.  Prior to that, Mr. Fosheim worked in institutional sales at Bear Stearns & Co., a global investment bank, and worked in the tax department at Touche Ross and Co. (now Deloitte LLP), an international accounting firm. He is also a director of Associated Estates Realty Corporation, a multifamily REIT.  He is currently a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors and has been a member of the Board of Directors since January 2015.  Mr. Fosheim attended the University of South Dakota, earning BA, MBA, and JD degrees. The Board of Directors believes his extensive investment management experience and his leadership and management background provides him with the skills and qualifications to serve as a director.

Justin G. Knight. Mr. Knight, 41, has served as President of the Company since its inception and was appointed Chief Executive Officer of the Company in May 2014. Mr. Knight has also served as President of Apple REIT Ten, Inc. (“Apple Ten”) since its inception. In addition, Mr. Knight served as President of Apple Seven and Apple Eight until the mergers were completed in March 2014. Mr. Knight also served as President of Apple Hospitality Two, Inc. (“Apple Two”) until it was sold to an affiliate of ING Clarion in May 2007, as President of Apple Hospitality Five, Inc. (“Apple Five”) until it was sold to Inland American Real Estate Trust, Inc. in October 2007, and as President of Apple REIT Six, Inc. (“Apple Six”) until it merged with an affiliate of Blackstone Real Estate Partners VII in May 2013. Mr. Knight joined the Apple REIT companies in 2000. Apple Two, Apple Five, Apple Six, Apple Seven and Apple Eight were real estate investment trusts. Mr. Knight currently serves on the Board of Trustees for Southern Virginia University in Buena Vista, Virginia. Mr. Knight serves on the Marriott Owners Advisory Council, the Residence Inn Association Board, the American Hotel and Lodging Association Board of Directors and is the Co-chair of the American Hotel and Lodging Association Owners Council. Mr. Knight holds a Master of Business Administration degree with an emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah. Mr. Knight serves on the Company’s Executive Committee and has been a member of the Board of Directors since January 2015. The Board of Directors believes his extensive executive experience and REIT industry and management experience provides him with the skills and qualifications to serve as a director.

Justin G. Knight is the son of Glade M. Knight, the Company’s Executive Chairman, and the brother of Nelson Knight, the Company’s Executive Vice President and Chief Investment Officer.

Bruce H. Matson.  Mr. Matson, 57, is a director of the Company and is a Vice President and Director of the law firm of LeClairRyan, a Professional Corporation, in Richmond, Virginia.  Mr. Matson joined LeClairRyan in 1994 and has practiced law since 1983.  He was also a director of Apple Seven, a real estate investment trust, from its inception until the mergers were completed in March 2014.  In addition, Mr. Matson previously served as a director of Apple Two, Apple Five and Apple Six (which were real estate investment trusts) from the inception of those companies until the companies were sold in May 2007, October 2007 and May 2013, respectively.  Mr. Matson was a member of the Company’s Executive, Audit and Compensation Committees until March 1, 2014 and served as the Chair of the Company’s Compensation Committee from its inception until March 1, 2014.  He is currently a member of the Executive Committee and Chair of the Nominating and Corporate Governance Committee of the Board of Directors.  He has been a member of the Board of Directors since 2008.  Mr. Matson graduated from the College of William and Mary, Marshall-Wythe School of Law and earned his bachelor’s degree from the College of William and Mary. The Board of Directors believes his extensive legal and commercial finance experience provides him with the skills and qualifications to serve as a director.

Daryl A. Nickel. Mr. Nickel, 70, completed a 22-year career at Marriott International, Inc., an international hospitality company, in 2009. He served as a corporate officer of Marriott International from 1998 until his retirement and as Executive Vice President, Lodging Development, Select Service and Extended Stay Brands, since 2001. Since 2011, Mr. Nickel also has served as a consultant to White Peterman Properties, Inc., a hotel development company. From 2011 until July 2014, Mr. Nickel served as a consultant to Whiteco Pool Solutions, a saline pool systems company. From 2009 to 2010, Mr. Nickel served as a consultant to Apple Fund Management, Inc., currently a subsidiary of the Company. Mr. Nickel graduated from Georgetown Law School and earned his bachelor’s degree from Washburn University. Between college and law school, Mr. Nickel served in the U.S. Navy. Mr. Nickel serves on the Company’s Executive Committee, Compensation Committee and Nominating and Corporate Governance Committee and has been a member of the Board of Directors since January 2015. The Board of Directors believes his extensive consulting experience with diverse organizations and executive management positions in the lodging industry provide him with the skills and qualifications to serve as a director.

L. Hugh Redd. Mr. Redd, 57, was the Senior Vice President and Chief Financial Officer of General Dynamics Corporation, an aerospace and defense company, until December 31, 2013. He had worked for General Dynamics Corporation since 1986, serving as a Senior Financial Analyst and also as Vice President and Controller of General Dynamics Land Systems in Sterling Heights, Michigan. He received a bachelor’s degree in accounting from Brigham Young University and a master’s degree in professional accounting from the University of Texas. He also is a Certified Public Accountant. Mr. Redd serves on the Company’s Compensation Committee and as Chair of the Audit Committee and has been a member of the Board of Directors since January 2015. The Board of Directors believes his extensive financial and accounting experience as well as his management experience in public companies provide him with the skills and qualifications to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE NOMINEES.

Continuing Directors. The following individuals constitute the directors of the Company whose terms expire after the Annual Meeting.

Glenn W. Bunting.  Mr. Bunting, 70, has served as President of GB Corporation since January 2011.  From 1985 until 2010, Mr. Bunting served as President of American KB Properties, Inc., which developed and managed shopping centers.  Mr. Bunting was a director of Cornerstone Realty Income Trust, of which Glade M. Knight was Chairman and Chief Executive Officer, from 1993 until its merger with Colonial Properties Trust in 2005.  He is also a member of the Board of Directors of

Landmark Apartment Trust of America.  Mr. Bunting served as a director of Apple Two and Apple Five until the companies were sold in May 2007 and October 2007, respectively.  Mr. Bunting also served as a director of Apple Eight from 2007 until the merger was completed in March 2014.  Mr. Bunting served as a director of Apple Seven from 2006 until the merger was completed in March 2014.  Apple Two, Apple Five, Apple Seven, and Apple Eight were real estate investment trusts.  Mr. Bunting has been a member of the Company’s Board and the Company’s Executive Committee and has served as the Chair of the Company’s Compensation Committee since March 1, 2014. Effective January 1, 2015, he is also a member of the Company’s Audit Committee. His current term will expire in 2017. Mr. Bunting received a bachelor’s degree in business administration from Campbell University. The Board of Directors believes his extensive management and REIT experience and strong background in commercial real estate and finance provide him with the skills and qualifications to serve as a director.

Glade M. Knight.  Mr. Knight, 71, has served as Executive Chairman of the Company since May 15, 2014, and previously served as Chairman and Chief Executive Officer of the Company since its inception.  Mr. Knight is also the founder of Apple Ten and has served as its Chairman and Chief Executive Officer since its inception.  Mr. Knight was also the founder of Apple Seven and Apple Eight (which were real estate investment trusts) and served as the Chairman and Chief Executive Officer of those companies from their inception until the mergers with the Company were completed in March 2014.  In addition, Mr. Knight was the Chairman and Chief Executive Officer of Apple Six, a real estate investment trust, from 2004 until the company merged with an affiliate of Blackstone Real Estate Partners VII in May 2013.  Mr. Knight served in the same capacity for Apple Five, another REIT, from 2002 until the company was sold to Inland American Real Estate Trust, Inc. in October 2007, and Apple Two, a REIT, from 2001 until it was sold to an affiliate of ING Clarion in May 2007.  In addition, Mr. Knight served as Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc. from 1993 until it merged with a subsidiary of Colonial Properties Trust in 2005.  Following the merger in 2005 until April 2011, Mr. Knight served as a trustee of Colonial Properties Trust.  Cornerstone Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas.  Mr. Knight is a partner and Chief Executive Officer of Energy 11 GP, LLC, the general partner of Energy 11, L.P., a partnership focused on investments in the oil and gas industry. Mr. Knight is the Chairman of the Board of Trustees of Southern Virginia University in Buena Vista, Virginia.  He also is a member of the Advisory Board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University.  Additionally, he serves on the National Advisory Council for Brigham Young University and is a founding member of the University’s Entrepreneurial Department of the Graduate School of Business Management.  Mr. Knight has been a member of the Company’s Board and has served as the Chair of the Company’s Executive Committee since 2007 and his current term will expire in 2017.  The Board of Directors believes his extensive REIT executive experience and extensive background in real estate, corporate finance and strategic planning, as well as his entrepreneurial background, provide him with the skills and qualifications to serve as a director.  On February 12, 2014, Mr. Knight, Apple Seven, Apple Eight, Apple Nine and their related advisory companies entered into settlement agreements with the SEC.  Along with Apple Seven, Apple Eight, Apple Nine and their advisory companies, and without admitting or denying the SEC’s allegations, Mr. Knight consented to the entry of an administrative order, under which Mr. Knight and the noted companies each agreed to cease and desist from committing or causing any violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), 14(a), and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rules 12b-20, 13a-1, 13a-13, 13a-14, 14a-9, and 16a-3 thereunder.

Glade M. Knight is the father of Justin Knight, the Company’s President and Chief Executive Officer, and Nelson Knight, the Company’s Executive Vice President and Chief Investment Officer.

Proposal 2. Advisory Vote On Executive Compensation Allocated to and Paid by the Company

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that the Company provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation allocated to and paid to the Company’s named executive officers as disclosed in this proxy statement.  The Company encourages shareholders to read the disclosure under “Compensation Discussion and Analysis” for more information concerning the Company’s compensation philosophy, programs and practices, the compensation and governance-related actions taken in fiscal 2014 and the compensation allocated to and paid to the named executive officers. The Board of Directors has adopted a policy that provides for an annual shareholder advisory vote on the executive compensation allocated to or paid by the Company.

As required by Section 14A of the Exchange Act, the Company is asking you to vote on the adoption of the following resolution:

RESOLVED: That the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation allocated to and paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal.  Abstentions and broker non-votes will have no effect on the outcome of this proposal.  The shareholder vote on this proposal is advisory and nonbinding and serves only as a recommendation to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL.

Proposal 3. Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

The firm of Ernst & Young LLP served as the independent registered public accounting firm for the Company in 2014.  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting.  The representative will have an opportunity to make a statement if he or she so desires and will be available to answer appropriate questions from shareholders.  The Board of Directors has approved the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015, based on the recommendation of the Audit Committee.  The increase in fees paid to Ernst & Young LLP in 2014 compared to 2013 reflects the increase in size of the Company due to the mergers with Apple Seven and Apple Eight, each of which previously had separate audits.  Independent accounting fees for the last two fiscal years are shown in the table below:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2014	$1,017,000	—	—	—
2013	$440,000	—	—	—

All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations, and the annual audit of the Company was pre-approved by the Audit Committee, as required by applicable law.  The nature of each of the services categorized in the preceding table is described below:

Audit Fees. These are fees for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Form 10-K, reviews of the financial statements included in the Company’s Form 10-Q filings or services normally provided by the independent auditor in connection with statutory or regulatory filings or engagements and other accounting and financial reporting work necessary to comply with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and fees for services that only the Company’s independent auditor can reasonably provide.

Audit-Related Fees.  These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.  Such services include accounting consultations, internal control reviews, audits in connection with acquisitions, attest services related to financial reporting that are not required by statute or regulation and required agreed-upon procedure engagements.

Tax Fees.  Such services include tax compliance, tax advice and tax planning.

All Other Fees.  These are fees for other permissible work that does not meet the above category descriptions.  Such services include information technology and technical assistance provided to the Company.  Generally, this category would include permitted corporate finance assistance, advisory services and licenses to technical accounting research software.

These accounting services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the core area of accounting work by Ernst & Young LLP, which is the audit of the Company’s consolidated financial statements.

Pre-Approval Policy for Audit and Non-Audit Services.  In accordance with the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee.  As authorized by that act, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve up to $25,000 in audit and non-audit services.  This authority may be exercised when the Audit Committee is not in session.  Any decisions by the Chair of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee.  All services reported in the preceding fee table for fiscal years 2013 and 2014 were pre-approved by the full Audit Committee, as required by then applicable law.

The Company is asking you to vote on the adoption of the following resolution:

RESOLVED: That the shareholders of the Company ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal.  Abstentions and broker non-votes will have no effect on the outcome of this proposal.  The shareholder vote on this proposal is advisory and nonbinding and serves only as a recommendation to the Board of Directors.  If the shareholders do not ratify the appointment of Ernst & Young LLP by the affirmative vote of a majority of the votes cast at the meeting, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL.

Proposal 4. Approval of the Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan

The Board recommends that the shareholders approve the Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan (the “2014 Omnibus Incentive Plan”). The 2014 Omnibus Incentive Plan was approved by the Board of Directors on May 29, 2014. The Board of Directors believes that approval of the 2014 Omnibus Incentive Plan is in the best interest of the Company’s shareholders because equity-based awards help to attract, motivate, and retain talented employees, directors and other service providers, align employee and shareholder interests, link employee compensation with performance, and maintain a culture based on employee share ownership. Equity is expected to be a valuable component of the total compensation of key executives.  Shareholder approval of the 2014 Omnibus Incentive Plan will constitute approval of the material terms of the compensation granted thereunder for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the 2014 Omnibus Incentive Plan.

General. The 2014 Omnibus Incentive Plan provides for the grant of awards of stock options, stock appreciation rights (“SARs”), restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards to any employee, officer, or director of the Company or an affiliate of the Company, a consultant or adviser currently providing services to the Company or an affiliate of the Company, or any other person whose participation in the 2014 Omnibus Incentive Plan is determined by the Compensation Committee to be in the best interests of the Company. A total of ten million (10,000,000) shares have been reserved for issuance pursuant to the 2014 Omnibus Incentive Plan, and any of the shares available for issuance under the 2014 Omnibus Incentive Plan may be used for any type of award under the 2014 Omnibus Incentive Plan. Each award granted under the 2014 Omnibus Incentive Plan will be evidenced by an award agreement in such form or forms as may be determined by the Compensation Committee that sets forth the terms and conditions of the award.  This summary is qualified in its entirety by the detailed provisions of the 2014 Omnibus Incentive Plan, which is filed as Appendix A to this proxy statement.

Administration of the 2014 Omnibus Incentive Plan. The 2014 Omnibus Incentive Plan will be administered by the Compensation Committee, and the Compensation Committee will determine all terms of awards under the 2014 Omnibus Incentive Plan. Each member of the Compensation Committee that administers the 2014 Omnibus Incentive Plan will be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) if applicable, an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an independent director in accordance with the rules of any stock exchange on which the Company’s shares are listed. The Compensation Committee will also determine who will receive awards under the 2014 Omnibus Incentive Plan, the type of award and its terms and conditions and the number of shares of stock subject to the award, if the award is equity-based. The Compensation Committee will also interpret and construe the provisions of the 2014 Omnibus Incentive Plan. During any period of time in which there is not a compensation committee, the 2014 Omnibus Incentive Plan will be administered by the Board of Directors or another committee appointed by the Board of Directors. References below to the Compensation Committee include a reference to the Board of Directors or another committee appointed by the Board of Directors for those periods in which the Board of Directors or such other committee appointed by the Board of Directors is acting.

Eligibility. All employees and officers of the Company and its subsidiaries and affiliates are eligible to receive awards under the 2014 Omnibus Incentive Plan. In addition, non-employee directors of the Company or any subsidiary or affiliate of the Company, consultants and advisors (who are natural persons) currently providing services to the Company or a subsidiary or affiliate of the Company, or any other person whose participation in the 2014 Omnibus Incentive Plan is determined by the Compensation Committee to be in the best interests of the Company may receive awards under the 2014 Omnibus Incentive Plan.  As of March 1, 2015, the Company had approximately 51 employees.

Stock Authorization. The number of shares of stock that may be issued under the 2014 Omnibus Incentive Plan is ten million (10,000,000).  In connection with stock splits, distributions, recapitalizations, spin-offs, stock dividends and certain other events, the Board of Directors will make proportionate adjustments that it deems appropriate in the aggregate number and kind of shares of stock that may be issued under the 2014 Omnibus Incentive Plan and the number and kind of shares of stock that are subject to outstanding awards. If any shares covered by an award are not purchased or are forfeited or expire, or if any award otherwise terminates without delivery of any shares subject to such award or is settled in cash in lieu of shares, then the shares of stock subject to such award will again be available for purposes of the 2014 Omnibus Incentive Plan.

The maximum number of shares of stock subject to options or SARs that can be granted under the 2014 Omnibus Incentive Plan to any person in any one calendar year is one million (1,000,000).  The maximum number of shares of stock that can be granted under the 2014 Omnibus Incentive Plan to any person in any one calendar year, other than pursuant to options or SARs, is one million (1,000,000).  The maximum amount that may be paid as a cash-settled performance-based award in respect of a performance period to any one person is ten million dollars ($10,000,000).

As of the date of this proxy statement, no awards under the 2014 Omnibus Incentive Plan are outstanding.

Share Usage. Shares of stock that are subject to awards will be counted against the 2014 Omnibus Incentive Plan share limit as one share for every one share subject to the award.

No Repricing. Except in connection with certain corporate transactions involving the Company, (x) no amendment or modification may be made to an outstanding option or SAR that would reduce the exercise price of the option or SAR, (y) outstanding options or SARs may not be canceled in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs, and (z) options or SARs with an exercise price above the current price of the Company’s stock may not be canceled in exchange for cash or other securities, in each case without the approval of the shareholders.  In no event may the Compensation Committee grant options in replacement of outstanding options or cancel an outstanding option in exchange for cash or other awards (other than cash or other awards with a value equal to the excess of the fair market value of the stock subject to such option at the time of cancellation over the exercise price for such stock), or amend outstanding options unless such replacement or adjustment (i) is subject to and approved by the shareholders or (ii) would not be deemed to be a repricing under the rules of any stock exchange on which the Company’s shares are listed.

Options. The 2014 Omnibus Incentive Plan provides for the grant of options to purchase one or more shares of the Company’s stock.  The term of an option cannot exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may become exercisable in installments.  The exercise price of each option granted under the 2014 Omnibus Incentive Plan cannot be less than the fair market value of a share of the Company’s stock on the grant date of such option.  All options granted under the 2014 Omnibus Incentive Plan will be non-qualified stock options.

The exercise price for any option generally is payable (1) in cash or cash equivalents, (2) to the extent the award agreement provides and subject to certain limitations set forth in the 2014 Omnibus Incentive Plan, by the tender of shares of stock (or attestation of ownership of such shares of stock) with an aggregate fair market value on the date on which the option is exercised equal to the exercise or purchase price, (3)  to the extent the award agreement provides, by payment through a broker in accordance with procedures established by the Company or (4) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable laws, including net exercise or settlement.

Stock Awards and Stock Units. The 2014 Omnibus Incentive Plan provides for the grant of stock awards (which includes awards of unrestricted stock and awards of restricted stock) and stock units.  An award of shares of stock or stock units may be subject to restrictions on transferability and other restrictions as the Compensation Committee may determine. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Compensation Committee may determine. A participant who receives restricted stock will have all of the rights of a shareholder as to those shares of stock, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares, except that the Board may require any dividends to be reinvested in shares, which may or may not be subject to the same vesting conditions and restrictions as applicable to such restricted stock. A participant who receives stock units will have no such rights, provided that the Compensation Committee may provide in an award agreement evidencing a grant of stock units that the participant will be entitled to receive dividend equivalent payments in respect of such stock units.  Dividend equivalents paid on stock units which vest or are earned based upon the achievement of performance goals will not vest unless such performance goals are achieved. During the period, if any, when stock awards or stock units are non-transferable or forfeitable, a participant is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating or otherwise encumbering or disposing of his or her stock awards or stock units.

Stock Appreciation Rights. The 2014 Omnibus Incentive Plan provides for the grant of SARs, which provide the recipient with the right to receive, upon exercise of the SAR, cash, shares of stock or a combination of the two. The amount that the recipient will receive upon exercise of the SARs generally will equal the excess of the fair market value of the shares of stock on the date of exercise over the fair market value of the shares of stock on the date of grant. SARs will become exercisable in accordance with terms determined by the Compensation Committee. SARs may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten (10) years from the date of grant.

Performance-Based Awards. The 2014 Omnibus Incentive Plan provides for the grant of performance-based awards, which are awards of options, SARs, restricted stock, stock units, performance shares, other equity-based awards or cash bonuses made subject to the achievement of performance goals over a performance period specified by the Compensation Committee. The Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance-based award. Performance goals may relate to financial performance, the participant’s performance or such other criteria determined by the Compensation Committee. If the performance goals are met, performance-based awards will be paid in cash, shares of stock or a combination thereof.

Dividend Equivalents. The 2014 Omnibus Incentive Plan provides for the grant of dividend equivalents in connection with the grant of certain equity-based awards. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash, shares of stock or a combination of the two. The Compensation Committee will determine the terms of any dividend equivalents. No dividend equivalent rights can be granted in tandem with an option or SAR.

Recoupment. Award agreements for awards granted pursuant to the 2014 Omnibus Incentive Plan may provide that the award is subject to mandatory repayment by the recipient to the Company of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with the Company (including but not limited to an employment or non-competition agreement) or any obligation to the Company (including but not limited to a confidentiality obligation). Awards are also subject to mandatory repayment to the extent the grantee is or becomes subject to (i) any clawback or recoupment policy adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (ii) any law, rule or regulation which imposes mandatory recoupment.

Change in Control. If the Company experiences a Change in Control in which outstanding awards will not be assumed or continued by the surviving entity: (i) all restricted stock and stock units will vest and the underlying shares will be delivered immediately before the Change in Control, and (ii) at the Compensation Committee’s discretion either (x) all options and SARs will become exercisable 15 days before the Change in Control and terminate upon the consummation of the Change in Control, or (y) all options, SARs, restricted stock and stock units will be canceled and cashed out in connection with the Change in Control for an amount in cash or securities having a value, in the case of restricted stock or stock units, equal to the formula or fixed price per share paid to the shareholders pursuant to such Change in Control and, in the case of options or SARs, equal to the product of the number of shares subject to such options or SARs multiplied by the amount, if any, by which the formula or fixed price per share paid to shareholders pursuant to such Change in Control exceeds the exercise price applicable to such shares. In the event the option exercise price or SAR exercise price of an award exceeds the price per share paid to shareholders in the Change in Control, such options and SARs may be terminated for no consideration. In the case of performance-based awards, if at least half of the performance period has lapsed, the Compensation Committee will determine the actual performance to date as of a date reasonably proximal to the date of the consummation of the Change in Control, and such level of performance will be treated as achieved immediately prior to the occurrence of the Change in Control. If less than half of the performance period has lapsed, or if actual performance is not determinable, the performance-based awards will be treated as though target performance has been achieved.

A Change in Control under the 2014 Omnibus Incentive Plan means the occurrence of any of the following:

(a)
a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the voting stock of the Company, on a fully diluted basis;

(b)
individuals who, on the date on which the 2014 Omnibus Incentive Plan was adopted, constitute the Board of Directors (together with any new directors whose election or nomination for election was approved by a vote of at least a majority of the members of such Board of Directors who either were members of such Board of Directors on the date on which the 2014 Omnibus Incentive Plan was adopted or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the members of such Board of Directors then in office;

(c)
the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person in such merger or consolidation transaction immediately after such transaction;

(d)
there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or

(e)	the stockholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

Section 162(m) of the Code. Section 162(m) of the Code (“Section 162(m)”) limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1.0 million for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief financial officer) determined at the end of each year.  However, certain “qualified performance-based compensation” under Section 162(m) is excluded from this limitation. The 2014 Omnibus Incentive Plan is designed to permit the Compensation Committee to grant awards that constitute qualified performance-based compensation under Section 162(m), but the Compensation Committee is not required under the 2014 Omnibus Incentive Plan to grant awards that are intended to qualify for this exception.

For awards that are intended to satisfy the Section 162(m) exception for qualified performance-based compensation, the awards will be subject to one or more, or any combination, of the following performance goals, as selected by the Compensation Committee: funds from operations, including adjusted funds from operations; revenue per available room (“RevPar”), including same-store RevPar; net earnings or net income; operating earnings, pretax earnings; earnings per share; share price, including growth measures and total stockholder return; earnings before interest and taxes; earnings before interest, taxes, depreciation and/or amortization; earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the following: stock-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; merger-related events; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transaction); sales or revenue growth, whether in general, by type of product or service, by type of customer or by type of property; gross or operating margins; return measures, including return on assets, capital, investment, equity, sales or revenue; cash flow (including operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the “earnings before interest and taxes” performance goal specified above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment); productivity ratios; expense targets; market share; financial ratios as provided in credit agreements of the Company and its subsidiaries; working capital targets; completion of acquisitions of businesses or companies; completion of divestitures and asset sales; customer satisfaction; or any combination of the foregoing business criteria.

Performance under any of the performance goals described in the preceding paragraph (a) may be used to measure the performance of (i) the Company and its subsidiaries and other affiliates as a whole, (ii) the Company, any subsidiary, and/or any other affiliate or any combination thereof, or (iii) any one or more business units of the Company, any subsidiary, and/or any other affiliate, as the Compensation Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Compensation Committee for such comparison, as the Compensation Committee, in its sole discretion, deems appropriate.

To qualify as performance-based compensation under Section 162(m):

(a)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;
(b)
the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception (the Compensation Committee is expected to meet this requirement);

(c)
the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders before payment is made (the approval of the 2014 Omnibus Incentive Plan will constitute approval of the material terms of the compensation granted thereunder); and

(d)	the Compensation Committee must certify in writing before payment of the compensation, that the performance goals and any other material terms were in fact satisfied.

Amendment or Termination. The Board may amend, suspend or terminate the 2014 Omnibus Incentive Plan at any time; provided that no amendment, suspension or termination may impair rights or obligations under any outstanding award without the participant’s consent or violate the 2014 Omnibus Incentive Plan’s prohibition on repricing. The shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. The 2014 Omnibus Incentive Plan has a term of 10 years, but may be terminated earlier by the Board of Directors at any time, as described above.

Federal Income Tax Consequences

The federal income tax consequences of awards under the 2014 Omnibus Incentive Plan for participants and the Company will depend on the type of award granted. The following description of tax consequences is intended only for the general information of shareholders. This discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant.  A participant in the 2014 Omnibus Incentive Plan should not rely on this description and instead should consult his or her own tax advisor.

Options.  Under current law the grant of an option generally will have no federal income tax consequences for the participant or the Company.  Upon the exercise of an option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares on the exercise date over the exercise price.  Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m), as described above.

Stock Appreciation Rights.  Under current law, the grant of a SAR generally will have no federal income tax consequences for the participant. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash paid and the fair market value of any Common Shares delivered to the participant.  Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m), as described above.

Restricted Stock.  Under current law, the grant of restricted stock generally will have no federal income tax consequences to the participant or the Company.  The participant will generally recognize ordinary income on the date the award vests, in an amount equal to the value of the shares on the vesting date.  Under Section 83 of the Code, a participant may elect to recognize income on the date of grant rather than the date of vesting in an amount equal to the fair market value of the shares on the date of grant (less the purchase price for such shares, if any).  Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m), as described above.

Restricted Stock Units and Performance-Based Awards.  Under current law, the grant of a restricted stock unit award or a performance-based award generally will have no federal income tax consequences to the participant or the Company.  The participant generally will recognize ordinary income when payment is actually or constructively received by the participant in satisfaction of the restricted stock unit award or performance-based award, in an amount equal to the amount of cash paid and the fair market value of any shares delivered to the participant.  Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m), as described above.

Unrestricted Stock.  Under current law, upon the grant of an award of unrestricted stock, a participant will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of grant, reduced by the amount, if any, paid for such shares.  Upon a participant’s disposition of such shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss.  Capital gain or loss will be long-term if the participant held the shares for more than one year (otherwise, the capital gain or loss will be short-term).  Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m), as described above.

Dividend Equivalents.  Under current law, the grant of dividend equivalents generally will have no federal income tax consequences for the participant.  Generally, the participant will recognize ordinary income on the amount distributed to the participant pursuant to the award of dividend equivalent rights.  Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m), as described above.

Certain payments made to employees and other service providers in connection with a Change of Control may constitute “parachute payments” subject to tax penalties imposed on both the Company and the recipient under Sections 280G and 4999 of the Code.  In general, when the value of parachute payments equals or exceeds three times the employee’s “base amount,” the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and the Company is denied a tax deduction for the payments.  The base amount is generally defined as the employee’s average compensation for the five calendar years prior to the date of the Change of Control.  The value of accelerated vesting of restricted stock, options, or other awards in connection with a Change of Control can constitute a parachute payment.  The 2014 Omnibus Incentive Plan contains a modified form of a “safe harbor cap,” which limits the amount of potential parachute payments that a recipient may receive to no more than 299% of the recipient’s base amount, but only if such cutback results in larger after-tax payments to the recipient.

New Plan Benefits

As of the date of this proxy statement, no awards have been made under the 2014 Omnibus Incentive Plan. Because benefits under the 2014 Omnibus Incentive Plan are discretionary and will depend on the actions of the Nominating and Corporate Governance Committee and Compensation Committee and the value of Common Shares, it is not possible to determine the benefits that will be received if the shareholders approve the 2014 Omnibus Incentive Plan.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal.  Abstentions and broker non-votes will have no effect on the outcome of this proposal.  The directors and executive officers of the Company have a financial interest in Proposal Four because they are eligible to receive awards under the 2014 Omnibus Incentive Plan.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL.

Corporate Governance, Risk Oversight and Procedures for Shareholder Communications

Board of Directors.  The Company’s Board of Directors has determined that all of the Company’s directors (and nominees for director), except Messrs. Glade M. Knight and Justin G. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (which the Company, although not listed on a national exchange, has adopted for purposes of determining such independence).  In making this determination, the Board considered all relationships between the applicable director and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

The Board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors’ fees and equity-based awards); (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company; or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity.  The Board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the Board is required to disclose the basis for its determination in the Company’s then current annual proxy statement.  In addition, the Board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Code of Ethics.  The Board has adopted a Code of Business Conduct and Ethics for the Company’s officers, directors and employees, which is available at the Company’s website www.applehospitalityreit.com.  The purpose of the Code of Business Conduct and Ethics is to promote (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (b) full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and (c) compliance with all applicable rules and regulations that apply to the Company and its officers, directors and employees.  Any waiver of the Code of Business Conduct and Ethics for the Company’s executive officers or Board may be made only by the Board or one of the Board’s committees. The Company anticipates that any waivers of the Code of Business Conduct and Ethics will be posted on the Company’s website.

Risk Oversight.  The Board believes that risk oversight is a key function of a Board of Directors.  It administers its oversight responsibilities through its Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.  All members of each of these committees are independent directors.  The entire Board is kept abreast of and involved in the Company’s risk oversight process.  It is through the approval of officers and compensation plans, and management updates on property performance, industry performance, financing strategy, acquisitions strategy and capital improvements, that the Board has input to manage the Company’s various risks.  Additionally, through the Audit Committee, the Board reviews management’s and independent auditors’ reports on the Company’s internal controls and any associated potential risks of fraudulent activities. Through the Nominating and Corporate Governance Committee, the Board reviews the Company’s Corporate Governance Guidelines and related risks.  Through the Compensation Committee, the Board oversees risk related to compensation practices with the objective of balancing risk/rewards to overall business strategy.  Risk oversight is also one of the factors considered by the Board in establishing its leadership structure. Effective as of May 15, 2014, the Company has separated the roles of Chairman and Chief Executive Officer, with Mr. Justin G. Knight becoming the Company’s Chief Executive Officer and Mr. Glade M. Knight becoming Executive Chairman. This has created a leadership structure that the Board believes strikes the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Shareholder Communications.  Shareholders may send communications to the Board or to specified individual Directors.  Any such shareholder communications should be directed to Ms. Kelly Clarke, Investor Services Department (as described in a preceding section of this proxy statement entitled “Company Information”).  Such communications receive an initial evaluation to determine, based on the substance and nature of the communication, a suitable process for internal distribution, review and response or other appropriate treatment.

Consideration of Director Nominee

Director Qualifications. The Company believes the Board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests.  Each director also is expected to exhibit high standards of integrity, practical and mature business judgment, including ability to make independent analytical inquiries, and be willing to devote sufficient time to carrying out their duties and responsibilities effectively.

The Board has determined that the Board of Directors as a whole must have the right mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company.  The Board believes it should be comprised of persons with skills in areas such as finance; real estate; banking; strategic planning; human resources; leadership of business organizations; and legal matters.  Although it does not have a diversity policy, the Board believes it is desirable for the Board to be composed of individuals who represent a mix of viewpoints, experiences and backgrounds.

 In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to the Board, including:

•	Strategy—knowledge of the Company business model, the formulation of corporate strategies, knowledge of key competitors and markets;

•	Leadership—skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;

•	Organizational Issues—understanding of strategy implementation, change management processes, group effectiveness and organizational design;

•	Relationships—understanding how to interact with investors, accountants, attorneys, management companies, analysts, and communities in which the Company operates;

•	Functional—understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and

•	Ethics—the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

Nomination Procedures.  The Board has established a Nominating and Corporate Governance Committee that oversees the nomination process and recommends nominees to the Board. As outlined above, in selecting a qualified nominee, the Board considers such factors as it deems appropriate, which may include the current composition of the Board; the range of talents of the nominee that would best complement those already represented on the Board; the extent to which the nominee would diversify the Board; the nominee’s standards of integrity, commitment and independence of thought and judgment; and the need for specialized expertise.  Applying these criteria, the Board considers candidates for Board membership suggested by its members, as well as management and shareholders.  Shareholders of record may nominate directors in accordance with the Company’s bylaws which require, among other items, notice sent to the Company’s Secretary not less than 60 days prior to a shareholder meeting that will include the election of Board members.  No nominations other than those proposed by the Nominating and Corporate Governance Committee were received for the Annual Meeting.

Committees of the Board and Board Leadership

Summary.  The Board of Directors has four standing committees, which are specified below and have the following functions:

•
Executive Committee.  The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors, except powers specifically withheld from the Executive Committee under the Company’s bylaws or by law.

•
Audit Committee.  The Audit Committee operates in accordance with a written charter that is available at the Company’s website, www.applehospitalityreit.com.  The Audit Committee recommends to the Board of Directors, which annually ratifies, the level of distributions to shareholders and has the other functions and responsibilities set forth in its charter.  A report by the Audit Committee appears in a following section of this proxy statement.

•
Compensation Committee.  The Compensation Committee operates in accordance with a written charter that is available at the Company’s website, www.applehospitalityreit.com, and administers the Company’s compensation and incentive plans of the Company’s executive officers and oversees the compensation practices of the Company.

•
Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee operates in accordance with a written charter that is available at the Company’s website, www.applehospitalityreit.com, and oversees all aspects of the Company’s corporate governance, director compensation, and nominations process for the Board of Directors and its committees.

During 2013 and 2014, the Board of Directors also had a Special Committee that was formed to evaluate the proposed mergers with Apple Seven and Apple Eight.  The Special Committee was comprised of non-management directors and ceased upon consummation of the mergers.

Board Leadership.  The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent directors periodically consider the Board’s leadership structure. Before May 15, 2014, the Chairman of the Board was also the Company’s Chief Executive Officer and the Board did not have a lead independent director.  The Board had adopted this structure based on the significant industry experience of Mr. Glade Knight, the effectiveness of having one person serve in both of these roles and the relatively limited complexity of the Company.  With the Company focusing primarily on real estate ownership, very few strategic decisions were necessary without input from the entire Board.  Therefore, any conflict that arose with both the Chairman and Chief Executive Officer being the same person were mitigated. Following the mergers and the Company becoming self-advised, the Board of Directors determined to separate the roles of Chairman and Chief Executive Officer. Effective May 15, 2014, Mr. Justin Knight became the Company’s Chief Executive Officer and Mr. Glade Knight became Executive Chairman. The Board took a number of factors into account and deemed that the change in leadership was appropriate and in the best interest of the Company and its shareholders. The Board believes that this structure provides the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis. The Executive Chairman of the Board presides at all meetings of the shareholders and of the Board as a whole. The Executive Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in the bylaws or by the Board.

Audit Committee Independence.  The Board of Directors has determined that each current member of the Audit Committee is “independent,” as defined in the listing standards of the New York Stock Exchange.  To be considered independent, a member of the Audit Committee must not (other than in his or her capacity as a director or committee member, and subject to certain other limited exceptions) either (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary; or (b) be an affiliate of the Company or any subsidiary. The Audit Committee has one member, Mr. L. Hugh Redd, who is a “financial expert” within the meaning of the regulations issued by the U.S. Securities and Exchange Commission. The Company’s management believes that the combined experience and capabilities of the Audit Committee members are sufficient for the current and anticipated operations and needs of the Company. In this regard, the Board has determined that each Audit Committee member is “financially literate” and that at least one member has “accounting or related financial management expertise,” as all such terms are defined by the rules of the New York Stock Exchange.

Meetings and Membership.  The Board held a total of 9 meetings during 2014 (including regularly scheduled and special meetings).  The following table shows both the membership of the Company’s standing committees as of the end of 2014 and the number of meetings held during 2014:

Committee	Members of Committee as of December 31, 2014	Number of Committee Meetings During 2014
Executive	Glade M. Knight*	0
	Bruce H. Matson
	Robert M. Wily
	Glenn W. Bunting

Audit	Michael S. Waters*	5
	James C. Barden, Jr.
	Kent W. Colton

Compensation	Glenn W. Bunting*	2
	Robert M. Wily
	James C. Barden, Jr.

Nominating and Corporate Governance	Bruce H. Matson*	7
	Robert M. Wily
	Kent W. Colton
_____________________ *Indicates the Chair of each committee during 2014.

Current Committee Membership.  Effective as of January 1, 2015, following the appointment of new directors, the membership of the Board Committees was modified.  The following table shows the current membership of the Company’s standing committees.

Committee	Current Members of Committee
Executive	Glade M. Knight*
Glenn W. Bunting
Justin G. Knight
Bruce H. Matson
Daryl A. Nickel

Audit	L. Hugh Redd*
Glenn W. Bunting
Jon A. Fosheim

Compensation	Glenn W. Bunting*
Daryl A. Nickel
L. Hugh Redd

Nominating and Corporate Governance	Bruce H. Matson*
Jon A. Fosheim
Daryl A. Nickel
*Indicates the current Chair of each committee.

Attendance and Related Information.  It is the policy of the Company that directors should attend each annual meeting of shareholders.  All of the directors at the time of the meeting attended the 2014 Annual Meeting of shareholders.  The Company also expects directors to attend each regularly scheduled and special meeting of the Board, but recognizes that, from time to time, other commitments may preclude full attendance.  In 2014, each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors that were held during the period in which he was a director, and (b) the total number of meetings held by all committees of the Board on which he served during the period in which he served.

Compensation of Directors

The compensation of the directors is reviewed and approved annually by the Board of Directors.  During 2014, the directors of the Company were compensated as follows:

Reimbursements to Directors in 2014.  All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors and committee meetings and in conducting the business of the Company.

Compensation of Independent Directors. With respect to the period prior to June 2014, the independent directors (classified by the Company as all directors other than Mr. Glade Knight) received annual directors’ fees of $15,000, plus $1,000 for each meeting of the Board attended, $1,000 for each committee meeting attended, and $1,500 for each Special Committee meeting attended in regards to the Company’s mergers.  Additionally, the Chair of the Audit Committee received an additional fee of $2,500 and the Chair of the Compensation Committee received an additional fee of $1,500.  Under the Directors’ Plan, in 2014 each non-employee director received options to purchase 74,764 Common Shares, exercisable at $10.25 per share. In addition, Messrs. Glenn Bunting and Kent Colton also received options to purchase 5,500 Common Shares, exercisable at $10.25 per share, in March 2014 when they were elected to the Board of Directors.

In 2014, the Nominating and Corporate Governance Committee developed a new director compensation plan which became effective as of June 1, 2014 and which provides for the following fees: (i) a $140,000 annual retainer, with $60,000 paid in cash and $80,000 paid in vested stock grants, paid in quarterly installments (with the first year of the compensation under the plan being paid entirely in cash), and (ii) a $1,000 fee for each meeting of the Board of Directors or any committee of the Board of Directors in excess of eight meetings per year for each of the Board or applicable committee (measured from June 1 through May 31 of the following year). Additionally, the Chair of the Audit Committee is entitled to receive an additional annual retainer fee of $7,000 and the Chair of the Compensation Committee and the Nominating and Corporate Governance Committee are each entitled to receive an additional annual retainer fee of $5,000, each paid in cash in quarterly installments. Messrs. Fosheim, Redd and Nickel will receive compensation as described above on a pro rata basis for their service during the compensation measurement period running from June 1, 2014 through May 31, 2015. Messrs. Barden, Colton, Waters and Wily earned upon retirement compensation through May 31, 2015.  Mr. Glade M. Knight and Mr. Justin G. Knight will receive no compensation from the Company for their service as a director.

Non-Independent Director in 2014.  Mr. Glade M. Knight received no compensation from the Company for his services as a director.

Director Summary Compensation

Director	Year	Fees Earned	Option Awards(1)	Total
James C. Barden, Jr. (2)	2014	$152,000	$106,980	$258,980
Glenn W. Bunting	2014	92,584	114,626	207,210
Kent W. Colton(2)	2014	156,000	114,626	270,626
Glade M. Knight	2014	—	—	—
Bruce H. Matson	2014	101,584	106,980	208,564
Michael S. Waters(2)	2014	164,000	106,980	270,980
Robert M. Wily(2)	2014	155,000	106,980	261,980
_____________________ (1) The amounts in this column reflect the grant date fair value determined in accordance with FASB ASC Topic 718. (2) Retired from the Board effective January 1, 2015.

Stock Option Grants in Last Fiscal Year

In 2008, the Company adopted the Directors’ Plan.  The Directors’ Plan provides for automatic grants of options to acquire Common Shares.  The Directors’ Plan applies to directors of the Company who are not employees or executive officers of the Company.

Since adoption of the Directors’ Plan, none of the participants have exercised any of their options to acquire Common Shares.  The following table shows the options to acquire Common Shares that were granted under the Directors’ Plan in 2014:

Option Grants in Last Fiscal Year

Name	Number of Shares Underlying Options Granted in 2014(1)
James C. Barden, Jr.(2)	74,764
Glenn W. Bunting	80,264
Kent W. Colton(2)	80,264
Glade M. Knight(3)	—
Bruce H. Matson	74,764
Michael S. Waters(2)	74,764
Robert M. Wily(2)	74,764
_____________________
(1) Options granted in 2014 are exercisable for ten years from the date of grant at an exercise price of $10.25 per Common Share.
(2) Retired from the Board effective January 1, 2015.
(3)  Glade M. Knight is not eligible to participate in the Directors’ Plan.

Executive Officers

In 2014, the Company’s executive officers were: Glade M. Knight, who served as Executive Chairman as of May 15, 2014, and previously as the Chairman and Chief Executive Officer; Justin G. Knight (Glade M. Knight’s son), who served as Chief Executive Officer, as of May 15, 2014, and as President; Kristian M. Gathright, who served as Executive Vice President and Chief Operating Officer; Bryan Peery, who served as Executive Vice President and Chief Financial Officer; David P. Buckley, who served as Executive Vice President and Chief Legal Counsel; and Nelson G. Knight (Glade M. Knight’s son), who served as Executive Vice President and Chief Investment Officer as of May 15, 2014.  Each executive officer is appointed annually by the Board of Directors at its meeting prior to the annual meeting of shareholders.  The biographies of Glade M. Knight and Justin G. Knight are provided above in the section titled “Proposal 1. Election of Directors.”

David P. Buckley.  Mr. Buckley, 47, has served as Executive Vice President and Chief Legal Counsel for the Company since its inception.  In addition, Mr. Buckley has served as Executive Vice President and Chief Legal Counsel for Apple Ten since its inception, and also served as Executive Vice President and Chief Legal Counsel for Apple Seven and Apple Eight from their inception until the mergers were completed in March 2014.  Mr. Buckley served as Senior Vice President and General Counsel for Apple Two and Apple Five until Apple Two was sold to an affiliate of ING Clarion in May 2007 and Apple Five was sold to Inland American Real Estate Trust, Inc. in October 2007.  Mr. Buckley also served as Executive Vice President and General Counsel of Apple Six from 2005 until Apple Six merged with an affiliate of Blackstone Real Estate Partners VII in May 2013.  Prior to his service with these companies, from 1999 to 2005, Mr. Buckley served as an Associate, specializing in commercial real estate, with McGuireWoods, a full-service law firm headquartered in Richmond, Virginia.  Mr. Buckley holds a Juris Doctor degree Cum Laude from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia, and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts.  Mr. Buckley is a member of the Virginia State Bar and the Richmond Bar Association.

Kristian M. Gathright.  Mrs. Gathright, 42, has served as Executive Vice President and Chief Operating Officer for the Company since its inception.  In addition, Mrs. Gathright has served as Executive Vice President and Chief Operating Officer for Apple Ten since its inception.  She also served as Executive Vice President and Chief Operating Officer for Apple Seven and Apple Eight from their inception until the mergers were completed in March 2014.  Mrs. Gathright served as Chief Operating Officer and Senior Vice President of Operations for Apple Two from its inception until it was sold to an affiliate of ING Clarion in May 2007.  Mrs. Gathright also served as Senior Vice President of Operations for Apple Five from its inception until it was sold to Inland American Real Estate Trust, Inc. in October 2007.  She served as Executive Vice President and Chief Operating Officer of Apple Six from its inception until it merged into an affiliate of Blackstone Real Estate Partners VII in May 2013. Prior to managing these companies, Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas.  From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust. From 1994 to 1996, she served as a Senior Staff Accountant at Ernst & Young LLP.  Mrs. Gathright serves as President of the Courtyard Franchise Advisory Council and serves on the Homewood Suites Owners Advisory Council.  Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at the University of Virginia, Charlottesville, Virginia.  Mrs. Gathright passed the Virginia CPA Exam in 1994.

Nelson G. Knight. Mr. Knight, 33, prior to becoming Executive Vice President and Chief Investment Officer in May 2014, served as the Senior Vice President of Development for the Company since 2009.  He has served in the same capacity for Apple Ten since its inception.  He also served in the same capacity for Apple Six (until its sale in 2013), and Apple Seven and Apple Eight (until the mergers).  From 2005 to 2009, he served as Vice President of Acquisitions and Capital

Markets for the Company and Apple Two (until its sale in 2007), Apple Five (until its sale in 2007), Apple Six, Apple Seven and Apple Eight.  Mr. Knight serves on the Home2 Suites Owner Advisory Committee, the TownePlace Suites Franchise Advisory Council, as an advisory member of the Hunter Hotels Investment Conference and co-leads the TownePlace Suites Design and Construction Committee.  Mr. Knight also currently serves on the National Advisory Council for Southern Virginia University in Buena Vista, Virginia and the Alumni Executive Board for the Neeley School of Business at Texas Christian University.  Mr. Knight holds a Master of Business Administration from Texas Christian University, as well as a Bachelor of Arts Degree, Cum Laude, in History with a minor in Business from Southern Virginia University in Buena Vista, Virginia.

Nelson G. Knight is the son of Glade M. Knight, the Company’s Executive Chairman, and the brother of Justin G. Knight, the Company’s President and Chief Executive Officer.

 Bryan F. Peery.  Mr. Peery, 50, has served as Executive Vice President and Chief Financial Officer for the Company since its inception.  He also serves as Executive Vice President and Chief Financial Officer for Apple Ten.  In addition, Mr. Peery served as Executive Vice President and Chief Financial Officer for Apple Seven and Apple Eight from their inception until the mergers were completed in March 2014.  Mr. Peery also served as Senior Vice President, Chief Financial Officer and Treasurer for Apple Two and Apple Five until Apple Two was sold to an affiliate of ING Clarion in May 2007 and Apple Five was sold to Inland American Real Estate Trust, Inc. in October 2007.  He also served as Executive Vice President and Chief Financial Officer for Apple Six until it merged with an affiliate of Blackstone Real Estate Partners VII in May 2013.  Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President-Finance (1998-2000) and Controller (1997-1998) of This End Up Furniture Company.  Mr. Peery was with Owens & Minor, Inc., a medical and surgical supplies distributor, from 1991 until 1997, where he last served as Director and Assistant Controller-Financial Reporting.  Mr. Peery’s experience also includes five years of service with KPMG LLP.  Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia.  Mr. Peery is a Certified Public Accountant. On February 12, 2014, Mr. Peery, Apple Seven, Apple Eight, Apple Nine and their related advisory companies entered into settlement agreements with the SEC. Along with Apple Seven, Apple Eight, Apple Nine and their advisory companies, and without admitting or denying the SEC’s allegations, Mr. Peery consented to the entry of an administrative order, under which Mr. Peery and the noted companies each agreed to cease and desist from committing or causing any violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), 14(a), and 16(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, 13a-14, 14a-9, and 16a-3 thereunder.

Audit Committee Report

The Audit Committee of the Board of Directors is currently composed of three directors.  All three directors are independent directors as defined under “Committees of the Board and Board Leadership.”  The Audit Committee operates under a written charter that was adopted by the Board of Directors and is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission.  The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  In fulfilling its oversight duties, the Committee reviewed and discussed the audited financial statements for fiscal year 2014 with management and the Company’s independent auditors, Ernst & Young LLP, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements.  The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP’s report on the effectiveness of the Company’s internal control over financial reporting.  Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee also has discussed with the independent auditors the matters required to be discussed pursuant to PCAOB Auditing Standard No. AU 380, “Communication with Audit Committees.”  Additionally, the Audit Committee has received the written disclosures and letter from the independent auditors required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence,” and has discussed with the independent auditors, the independent auditors’ independence.  The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors’ independence.

Based on the review and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

April 6, 2015	L. Hugh Redd, Chair
Glenn W. Bunting Jon A. Fosheim
(Current Members of the Audit Committee)

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Certain Relationships and Agreements

The Company has, and is expected to continue to engage in, significant transactions with related parties. These transactions cannot be construed to be at arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties. The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships (which include the relationships discussed in this section) and are required to approve any significant modifications to the existing relationships, as well as any new significant related party transactions. There were no changes to the contracts discussed in this section and no new significant related party transactions during 2014 (other than an Agreement and Plan of Merger entered into on August 7, 2013, as amended (the “Merger Agreement”), and related transactions as discussed below). The Board of Directors is not required to approve each individual transaction that falls under the related party relationships. However, under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.  Pursuant to the Merger Agreement, Apple Seven and Apple Eight merged with and into wholly-owned subsidiaries of the Company effective March 1, 2014 and Apple Seven’s and Apple Eight’s separate corporate existence ceased.

The term the “Apple REIT Entities” means the Company, Apple Seven, Apple Eight and Apple Ten.  The term the “Advisors” means Apple Seven Advisors, Inc., Apple Eight Advisors, Inc., Apple Nine Advisors, Inc. (“A9A”), Apple Ten Advisors, Inc. (“A10A”) and Apple Suites Realty Group, Inc. (“ASRG”).  The Advisors are wholly-owned by Glade M. Knight, Executive Chairman of the Company.  Prior to the mergers, Mr. Knight was Chairman and Chief Executive Officer of Apple Seven and Apple Eight, and he is currently Chairman and Chief Executive Officer of Apple Ten.  Prior to the mergers, members of the Company’s Board of Directors were also on the Board of Directors of Apple Seven and/or Apple Eight.  Currently, Mr. Glade Knight is the only member of the Company’s Board of Directors that is also on the Board of Directors of Apple Ten.  During 2014, Dr. Colton was also a member of the Apple Ten Board of Directors.

Prior to the mergers, the Company was externally managed and did not have any employees. Its advisor, A9A, provided the Company with its day-to-day management.  ASRG provided the

Company with property acquisition and disposition services.  The Company paid fees and reimbursed certain costs to A9A and ASRG for these services. A9A provided the management services to the Company through an affiliate, Apple Fund Management, Inc. (“AFM”), a wholly-owned subsidiary of A9A prior to the mergers.   Apple Seven and Apple Eight were also externally managed, and had similar arrangements with external advisors and AFM prior to the mergers.  As contemplated in the Merger Agreement, in connection with the mergers effective March 1, 2014, the Company became self-advised and Apple Seven, Apple Eight and the Company terminated their advisory agreements with their respective Advisors, and AFM became a wholly-owned subsidiary of the Company.  As a result, the employees, including management, are now employed by the Company rather than by the Company’s external advisor.

In connection with terminating the advisory agreements pursuant to the termination agreement dated August 7, 2013, as amended, no separate payments were made and the Company no longer pays the various fees previously paid to their respective Advisors.  As a result, the Company’s outstanding Series B convertible preferred shares were converted into the Company’s Common Shares in accordance with the then-existing provisions of the Company’s articles of incorporation and the Company’s outstanding Series A preferred shares were automatically terminated.  Approval of the mergers by each company’s respective shareholders resulted in the recognition of a non-cash expense related to the conversion of the Company’s Series B convertible preferred shares into Common Shares in 2014 equal to approximately $117.1 million.

Also, in connection with the Merger Agreement, on August 7, 2013, the Company entered into a subcontract agreement with A10A to subcontract A10A’s obligations under the advisory agreement between A10A and Apple Ten to the Company.  From and after the mergers, the Company provides to Apple Ten the advisory services contemplated under the A10A advisory agreement and the Company receives an annual fee that ranges from 0.1% to 0.25% of Apple Ten’s total equity contributions, depending on Apple Ten’s operating results. Total advisory fees earned by the Company from Apple Ten from March 1, 2014 through December 31, 2014 totaled approximately $1.2 million

Relationship with AFM

AFM was formed to provide employee personnel, including the executive officers of the Company, for a number of related parties.  AFM was created to be a cost sharing entity only, with no intent or expectation of profit.  Prior to the completion of the mergers, all of the costs of AFM were allocated to and reimbursed by the entities that utilized its resources which included the Apple REIT Entities and Advisors during 2014.  Prior to the completion of the mergers, AFM received its direction for staffing and compensation from the Advisors, each of which was wholly-owned by Glade M. Knight.  Although there was a potential conflict on time allocation of personnel due to the fact that a senior manager, officer or staff member provided services to more than one company (which still exists because of the relationship between Apple Ten and the Company), the Company believes that the executives and staff compensation sharing arrangement allowed the companies to share costs and attract and retain superior executives and staff.  The cost sharing structure also allowed each entity to maintain a much more cost-effective structure than having separate staffing arrangements.   Since the employees of AFM also performed services for the Advisors, individuals, including executive officers, have received consideration directly from the Advisors as part of the Advisors’ operating costs.  The Company’s, as well as the other REIT’s Compensation Committees, annually reviewed the staffing and compensation of AFM and the overall allocation to the specific REIT’s and Advisors for reasonableness.  As part of this arrangement, the day-to-day transactions resulted in amounts due to or from the related parties.  To effectively manage cash disbursements, the individual companies made payments for any or all of the related companies.  The amounts due to or from the related companies were reimbursed or collected and were not significant in amount.  The Company has and may engage in similar cash management disbursements with Apple Ten, A10A and ASRG going forward.

Pursuant to the assignment and transfer agreement dated August 7, 2013, as amended (the “Transfer Agreement”), between the Company, A9A and AFM, the Company acquired all of the membership interests in AFM from A9A effective immediately following the completion of the mergers by assuming AFM’s assets and liabilities at historical cost, which approximated fair market value.  The assets net of liabilities were not material.  The Transfer Agreement provides that the Company will assume all of the obligations of the predecessor owners of AFM under prior transfer agreements involving the transfer of the membership interests in AFM (including Apple Two, Apple Five, Apple Six and A9A) and relieve the predecessor owners and the other advisory companies of any liability with respect to AFM.

Relationship with ASRG

Prior to the completion of the mergers, the Company had a contract with ASRG to provide brokerage services for the acquisition and disposition of real estate assets.  In accordance with the contract, ASRG was paid a fee equal to 2% of the gross purchase or sales price (as applicable) of any acquisitions or dispositions of real estate investments plus certain reimbursable expenses, subject to certain conditions. There were no fees paid in 2014 through the termination of the contract to ASRG for services under the terms of this contract.

Relationship with A9A

Prior to the completion of the mergers, the Company also had a contract with A9A pursuant to which A9A advised the Company and provided day-to-day management services and due diligence services on acquisitions.  As discussed above, A9A utilized personnel, including executive management, of AFM to provide such day-to-day management and due diligence services.   In accordance with the contract, the Company paid A9A a fee equal to 0.1% to 0.25% of the total equity contributions to the Company, in addition to certain reimbursable expenses.  The amount of fees earned by A9A in 2014 through the termination of the contract was approximately $0.5 million.

In addition to the fees payable to ASRG and A9A, approximately $0.5 million in expenses were reimbursed to ASRG or A9A (or paid directly to AFM on behalf of A9A or ASRG) in 2014 by the Company prior to the mergers.  The amount allocated to the Company in 2014 was based on the estimated proportionate use of the staff and overhead of AFM by the Company.  The staffing of AFM was based on the needs of all companies participating in the allocation.  The amounts allocated to the Company were, at least annually, reviewed by the Company’s Compensation Committee for reasonableness.  As noted above, in connection with the mergers effective March 1, 2014, the Company became self-advised and Apple Seven, Apple Eight and the Company terminated their advisory agreements with their respective Advisors, and AFM became a wholly-owned subsidiary of the Company.

Separate and apart from the cost allocation and reimbursement arrangements described above, during 2014 and prior to the mergers, certain consideration was provided by A9A to certain executive officers of the Company. This consideration was not a cost of the Company.  This consideration was provided pursuant to an agreement entered into by the applicable executive officers and A9A. Under this agreement, the following individuals have received (or in the case of Glade M. Knight, the owner of A9A, retained) consideration which is calculated based on a percentage of the advisory fees paid to A9A, as follows: Glade M. Knight (50%); David McKenney (14%); Justin Knight (14%); Kristian Gathright (14%); and Bryan Peery (8%).   The amount allocated from the advisory fee to each of these individuals is included in the “All Other Compensation” column of the Summary Compensation Table for the named executive officers.

Apple REIT Entities and Advisors Cost Sharing Structure

After the mergers, amounts reimbursed to the Company include both compensation for personnel and Office Related Costs (which includes office rent, utilities, supplies, etc.) used by the companies.  Prior to the mergers, Office Related Costs were allocated from the Company to the other Apple REIT Entities and Advisors.  Each of these companies agreed to reimburse the Company for its share of these costs.  For the period January 1, 2014 through February 28, 2014, the Company received reimbursement of its costs totaling approximately $0.1 million from the participating entities.  The Company’s net allocated Office Related Costs were approximately $0.01 million.  For the period March 1, 2014 through December 31, 2014 the Company received reimbursement of its costs totaling $3.0 million from the participating entities (Apple Ten, A10A and ASRG).

The Company has incurred legal fees associated with the Legal Proceedings and Related Matters discussed in its Annual Report on Form 10-K for the year ended December 31. 2014.  The Company also incurred other professional fees, such as fees related to accounting, auditing and financial reporting.   To be cost effective, these services received by the Company were shared as applicable across the other Apple REIT Entities, and will continue to be shared with Apple Ten.  The professionals could not always specifically identify their fees for one company; therefore, management allocated these costs across the companies that benefited from the services.  The total costs for the Legal Proceedings and Related Matters discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for all of the Apple REIT Entities was approximately $0.8 million in 2014, of which approximately $0.7 million was allocated to the Company.

Apple Air Holding, LLC Membership Interest

During 2014, the Company had an equity investment in Apple Air Holding, LLC (“Apple Air”).  As of December 31, 2014, the other member of Apple Air was Apple Ten. In connection with the completion of the mergers on March 1, 2014, the Company’s equity investment in Apple Air increased to 74%.  As a result, Apple Air is consolidated in the Company’s financial statements, with Apple Ten’s ownership reflected as a minority interest.  Apple Ten’s minority interest at December 31, 2014 was approximately $1.0 million and Apple Ten’s share of Apple Air’s loss subsequent to the mergers was approximately $0.2 million.  Prior to the mergers the Company had a 24% equity investment in Apple Air and recorded a loss of $0.04 million for the two months ended February 28, 2014.  Through Apple Air, affiliates of the Company use Apple Air’s airplane and reimburse Apple Air at market rates. From March 1, 2014 through December 31, 2014, revenue from affiliates was approximately $0.2 million.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes the Company’s executive compensation arrangements for the Company’s named executive officers for 2014 and explains the structure and rationale associated with each material element of the 2014 compensation arrangements.  The named executive officers for 2014 are as follows:

Glade M. Knight	Executive Chairman (since May 15, 2014) Chairman and Chief Executive Officer (through May 15, 2014)
Justin G. Knight	President and Chief Executive Officer (since May 15, 2014) President (through May 15, 2014)
Kristian M. Gathright	Executive Vice President and Chief Operating Officer
Bryan F. Peery	Executive Vice President and Chief Financial Officer
David P. Buckley	Executive Vice President, Chief Legal Counsel and Secretary
Nelson G. Knight	Executive Vice President and Chief Investment Officer (since May 15, 2014)

During 2014, the compensation arrangements for named executive officers before the March 1, 2014 mergers were different than the compensation arrangements after the mergers.

Prior to the mergers, the Company was externally managed and the compensation program for named executive officers was effectuated through an affiliate, AFM.  This compensation program rewarded each executive officer (except for the Chief Executive Officer) for his or her contributions to the Company, the other Apple REIT companies, which included Apple Seven, Apple Eight, and

Apple Ten (collectively, the “Other Apple REITs”) and their related Advisors.  In addition, the Company (through AFM) utilized annual incentive benefits that were designed to be competitive with comparable employers and to align the executive officers’ incentives with the interests of the shareholders.

In connection with the mergers, effective March 1, 2014, the Company internalized its management function and AFM became a wholly-owned subsidiary of the Company.  As a result, the employees, including the executive officers, are now employed by the Company rather than the Company’s former external advisor.  Following the mergers, the Compensation Committee undertook a comprehensive review of the compensation arrangements for all of the Company’s executive officers.  On May 29, 2014, the Board of Directors, upon the recommendation of the Compensation Committee, approved a new compensation structure for the Company’s executive officers that became effective as of March 1, 2014, the effective date of the mergers.  As discussed above subsequent to the Apple Seven and Apple Eight mergers, the Company allocates compensation and Office Related Costs to Apple Ten, A10A and ASRG.  For purposes of this Compensation Discussion and Analysis, discussion of the entire amounts earned by the named executive officers has been included subsequent to the Apple Seven and Apple Eight mergers.

This Compensation Discussion and Analysis separately discusses the compensation arrangements applicable from January 1, 2014 through consummation of the mergers and the new compensation structure and arrangements implemented by the Board, effective as of March 1, 2014.

Executive Officer Changes Implemented During 2014

On May 15, 2014, the Board of Directors of the Company appointed Glade Knight, previously the Company’s Chairman and Chief Executive Officer, to the position of Executive Chairman; appointed Justin Knight, previously the Company’s President, to the positions of President and Chief Executive Officer; and appointed Nelson Knight, previously the Company’s Senior Vice President of Development, to the position of Executive Vice President and Chief Investment Officer.  In addition, effective June 2, 2014, David McKenney became Senior Advisor for the Company. Mr. McKenney continues to advise the Company on capital markets related activities, including, but not limited to, investor relations, financing activities, and corporate transactions.

Compensation Prior to the Apple Seven and Apple Eight Mergers

General Philosophy and Objectives

The Company’s general executive compensation philosophy is to attract, motivate and retain a superior management team that can maximize shareholder value.  Since each executive officer of the Company performed similar functions for the Other Apple REITs prior to the mergers, each executive officer’s total compensation paid by the Company for this period was proportionate to the estimated amount of time devoted to activities associated with the Company during this period.  Prior to the mergers, neither the Company nor any of the Other Apple REITs provided long-term compensation for the executive officers or used stock based awards.  At the inception of each of the Company and the Other Apple REITs, however, Glade Knight assigned to certain executive officers of the Company, the benefits (if any) associated with specified percentages of his shares of Series B convertible preferred stock.  In connection with the mergers, the shares of the Company’s Series B convertible preferred stock that Mr. Knight assigned to certain executive officers were converted into Common Shares of the Company and are reflected as such in the table located above under the section entitled, “Ownership of Equity Securities.”

Prior to the mergers, Glade Knight was also the Chief Executive Officer and Chairman of the Board of Directors of the Other Apple REITs, and was the Chief Executive Officer and sole shareholder of the various Advisors to the Company and the Other Apple REITs.  In addition, prior to the mergers, each of the Advisors had certain agreements with the Company and the Other Apple REITs, which resulted in the payment of fees to these Advisors for both management and realty services.  As discussed under “Certain Relationships and Agreements”, in connection with the mergers, the existing advisory agreements and property acquisition/disposition agreements with respect to Apple Seven, Apple Eight and the Company were terminated.  As a result, Apple Seven, Apple Eight and the Company no longer pay the various fees previously paid to their respective Advisors.  In addition, in connection with the mergers, the Company and A10A entered into a subcontract agreement pursuant to which A10A subcontracted its obligations under the advisory agreement between A10A and Apple Ten to the Company.  As a result, the Company will continue to allocate and be reimbursed for costs related to Apple Ten and it will receive advisory fees pursuant to the subcontract agreement with A10A.

During 2014, the Advisors received total fees of approximately $2.8 million from Apple Seven, Apple Eight, the Company and Apple Ten, which consist of advisor fees from Apple Seven, Apple Eight, the Company and Apple Ten for the period January 1 through February 28, 2014, and brokerage fees paid by Apple Ten during 2014 (the advisor fees paid by Apple Ten after March 1, 2014 are not included as those fees are paid by A10A to the Company pursuant to the subcontract agreement referenced above).  Historically, the Compensation Committee considered total fees received by the Advisors when developing the Chief Executive Officer’s compensation attributable to the Company.  As a result, the allocated share of the Chief Executive Officer’s compensation attributable to the Company has been minimal since the inception of the Company and each of the Other Apple REITs through the two-month period ended on the effective date of the mergers.  In addition, as in prior years, the Advisors to both the Company and the Other Apple REITs developed goals, objectives and compensation targets for the other executive officers (except for the Chief Executive Officer) and reviewed those items with the Compensation Committee.

Base and Incentive Salaries

The process of establishing each executive officer’s compensation involved establishing an overall targeted amount based on the individual’s overall responsibilities and allocating that total between base and incentive compensation.  The overall target was developed using comparisons to compensation paid by other public hospitality REITs, and consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual.  It was the Advisors’ intention to set this overall target each year sufficiently high enough to attract and retain a strong and motivated leadership team, but not so high that it created a negative perception with the Company’s shareholders.  Once the overall target was established, approximately 75% of that number was allocated to base salary and the remaining 25% was allocated to incentive compensation.  The incentive compensation was then allocated 50% to the overall performance of each participating entity (typically Funds From Operations (“FFO”) targets based on the companies’ current annual budget) and 50% to each individual’s subjective performance objectives.  The base compensation and incentive compensation was allocated through the allocation process discussed above, which was based on the overall estimated time and use of the personnel for the two-month period ended February 28, 2014 and not based on specific performance of an individual or individual entity.

As a self-advised company, the Company will not incur advisory fees that have historically been incurred by the Company and reflected in the summary compensation table below.  Instead, as discussed in more detail below, the Compensation Committee has approved a new compensation structure for all executive officers of the Company, which became effective as of March 1, 2014 following completion of the mergers and internalization of management.

Perquisites and Other Benefits

The executive officers participated in other benefit plans on the same terms as other employees.  These plans include medical insurance, dental insurance, life insurance, disability insurance and a 401(k) plan.

Consideration Provided by A9A

As discussed above under “Certain Relationships and Agreements,” separate and apart from the compensation allocation arrangements described above, certain consideration was provided by A9A to certain executive officers of the Company.  Unlike the salary, bonus and benefit plan compensation described above, the consideration provided by A9A to certain executive officers of the Company was not a cost of the Company that was reimbursed under the advisory agreement, nor did it necessarily relate to any work done for the Company.  The amount allocated from the advisory fee to each of these individuals is included in the “All Other Compensation” column of the Summary Compensation Table below.  The Company would like to emphasize to the reader that these amounts are not to be added to the amount of the advisory fee and the compensation costs reimbursed to AFM on behalf of A9A when considering the total outflows of cash from the Company to A9A and to the executive officers.  Doing so would result in duplication of these amounts.  Instead, these amounts were paid directly by A9A, wholly-owned by Glade M. Knight, and were not in addition to the advisory fee paid to A9A.

Compensation Following the Apple Seven and Apple Eight Mergers

General Philosophy and Objectives

As noted above, on May 29, 2014, following a comprehensive review by the Compensation Committee of the compensation arrangements for all of the Company’s executive officers, the Board approved new compensation arrangements for the Company’s executive officers.  The Company’s executive compensation philosophy continues to focus on attracting, motivating and retaining a superior management team that can maximize shareholder value. The compensation arrangements are designed to reward performance relative to financial and other metrics that the Company believes are key metrics that will enhance shareholder value and to reward executive officers for performance at levels that the Compensation Committee believes to be competitive with other public hospitality REITs.  The new compensation arrangements consist of both base salary and annual incentive compensation which is intended to incentivize executive officers to manage the Company in a prudent manner without encouraging unnecessary risk-taking.  In establishing the new compensation arrangements, the Compensation Committee believes the best way to maintain the alliance of management and shareholder objectives was to have a larger variable component tied to key metrics.  As a result, over 75% of target compensation is variable.  The Compensation Committee also reviews and considers the management team’s overall compensation. The Company has not adopted a formal policy or guideline for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation.

Role of the Compensation Committee

Pursuant to the Compensation Committee’s charter, the Compensation Committee assists the Board of Directors in discharging the Board of Director’s responsibilities relating to compensation of the Company’s officers. The Compensation Committee’s duties and responsibilities include, among other things, the following:

•
annually review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, and after evaluating performance in light of those goals and objectives, approve compensation of the Chief Executive Officer;

•
annually review corporate goals and objectives relevant to the compensation of the executive management officers of the Company, and after evaluating performance in light of those goals and objectives, recommend compensation of executive management officers of the Company, other than the Chief Executive Officer; and

•	review and make periodic recommendations to the Board of Directors with respect to the general compensation, benefits and perquisites policies and practices of the Company.

Compensation for the balance of 2014 (after the March, 1 2014 effective date of the mergers) for each named executive officer was determined by the Compensation Committee and approved by the Board of Directors after consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their positions, the anticipated difficulty to replace the individual, and total compensation paid to each named executive officer in prior years.  In addition, since the Compensation Committee was undertaking a comprehensive review of the executive compensation structure, as described further below, the Compensation Committee evaluated data regarding executive compensation paid by other public hospitality REITs and other peer group information provided by FPL Associates L.P. (“FPL”).  While the Compensation Committee considered the shareholder support for the “say-on-pay” proposal received at the 2014 annual meeting of shareholders, the Compensation Committee determined that significant changes to the executive compensation structure were necessary due to the internalization of management.

Role of Chief Executive Officer

In connection with determining compensation of executive officers other than the Chief Executive Officer, the Compensation Committee may seek input from the Company’s Chief Executive Officer.  Any recommendations given by the Chief Executive Officer will be based upon the Chief Executive Officer’s assessment of the Company’s overall performance, each executive officer’s individual performance and employee retention considerations.  The Compensation Committee reviews the Chief Executive Officer’s recommendations, and in its sole discretion determines all executive officer compensation. The Chief Executive Officer will not provide any recommendations to the Compensation Committee regarding his or her own compensation.

Compensation Consultant

The Compensation Committee consulted with FPL as its independent executive compensation consultant.  The Compensation Committee’s charter authorizes the Compensation Committee to retain or obtain the advice of a compensation consultant to advise it in the evaluation of executive officer compensation. In connection with developing the new executive compensation structure and making executive compensation decisions in 2014, the Compensation Committee relied upon FPL to:

•	advise the Compensation Committee on the principal aspects of the executive compensation program;

•	assist in the selection of a group of peer companies (based on, among other things, industry, size and asset type);

•	provide information on compensation paid by peer companies to their executive officers; and

•	advise on appropriate levels of compensation.

Peer Group Information

In connection with its comprehensive review of the executive compensation arrangements for all of the Company’s executive officers, the Compensation Committee relied upon FPL to provide, among other things, compensation information and data regarding executive officers in the Company’s peer group.  The peer group compensation information and data was one factor the Compensation Committee considered in establishing the Company’s new executive compensation arrangements in 2014.  The peer group consisted of public company REITs in the hospitality industry with a median market capitalization of approximately $4 billion.  For 2014, the Company’s peer group consisted of the following nine public hospitality REITs:

Ashford Hospitality Trust, Inc.	DiamondRock Hospitality Company
FelCor Lodging Trust Incorporated	Hersha Hospitality Trust
Host Hotels and Resorts, Inc.	LaSalle Hotel Properties
RLJ Lodging Trust	Strategic Hotels & Resorts, Inc.
Sunstone Hotel Investors, Inc.

The Company believes the peer group represents companies with which the Company competes for talent and business.  The Compensation Committee used this peer group as follows: market data was obtained for the peer group companies to provide the Compensation Committee with a context in which to make base salary determinations and decisions regarding appropriate payout levels for incentive compensation for 2014.  For 2014, the Compensation Committee targeted total aggregate compensation for the named executive officers as a group slightly below the average targeted total aggregate compensation for the top five highest paid executives in the peer group companies for the prior year.

Elements of Executive Compensation

The Company’s new executive compensation arrangements consist of base salary and incentive compensation.  For 2014, the Compensation Committee considered both elements when setting annual base salary.

Annual Base Salary

Annual base salary is a fixed level of compensation that reflects each named executive officer’s position and individual performance.  Base salary is designed to serve as a retention tool through the executive’s career.  In determining base salaries, the Compensation Committee considered the salary information and data obtained for the executive officers in the peer group of companies identified above, each executive officer’s role and responsibility, unique skills, future potential with the Company, and internal pay equity considerations.  After evaluating these factors, the Compensation Committee approved the following annual base salary of each named executive officer for 2014 (effective as of March 1, 2014):

2014 Annual Base Salary
Glade Knight	$350,000
Justin Knight	500,000
Kristian Gathright	472,500
Bryan Peery	472,500
David Buckley	446,250
Nelson Knight	315,000

Incentive Compensation

The named executive officers are eligible to earn variable incentive compensation awards designed to reward the achievement of annual corporate and financial performance measures.  For 2014, the Compensation Committee established target annual incentive award opportunities for each named executive officer, consisting of an annual cash bonus award and an additional compensation award opportunity, following an analysis of market information and data for executive officers in the peer group of companies identified above, each executive officer’s role and responsibility, unique skills, future potential with the Company, and other factors considered in determining base salary levels.  The Compensation Committee considers all relevant facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions, and retains the ability to exercise its judgment and discretion to adjust an incentive compensation award.

For 2014, the Compensation Committee originally established a target value of restricted shares to be awarded to each named executive officer as part of the 2014 target incentive compensation award opportunity, considering the same factors as those used for establishing the target annual cash bonus amounts.  Approximately 50% to 70% of the target incentive compensation of each named executive officer was initially intended to be provided through equity awards and the remainder as an annual cash bonus.  In March 2015, the Compensation Committee exercised its discretion and judgment and determined that, for 2014, all incentive compensation awards for each named executive officer would be paid in cash.  The Compensation Committee’s determination was based on the fact that the Company’s Common Shares are not listed on an established stock exchange and there is no established trading market for the Company’s Common Shares.  The incentive compensation disclosed below reflects this adjustment.

2014 Incentive Compensation Award Opportunity

Effective March 1, 2014, each named executive officer was eligible to receive incentive compensation awards to be determined pursuant to a weighted average formula based on the achievement of certain performance measures.  The amounts actually payable to the named executive officer were to be determined based upon whether Company performance met certain “threshold,” “target” or “maximum” levels for each of the performance measures.  With respect to each performance measure, results below the threshold level result in a payment of 0% of the target value, results between the threshold and the target levels result in a payment of 50% to 100% of the target value, results between the target and the maximum levels result in a payment of 100% to 150% of the target value, and results above the maximum level result in a payment of 150% of the target value.

The Compensation Committee established the following 2014 target values for the named executive officers.  Amounts below reflect prorated awards for 2014, which includes the period from March 1, 2014 through December 31, 2014.

2014 Target Incentive Compensation Award Opportunity
Glade Knight	$583,333
Justin Knight	2,383,333
Kristian Gathright	1,181,250
Bryan Peery	1,181,250
David Buckley	1,115,625
Nelson Knight	787,500

Performance Measures

The Compensation Committee adopted performance goals for the 2014 incentive compensation awards following a review of the Company’s business plan and budget for the year.  The Compensation Committee determined that the performance measures for 2014 should be based on objective goals, and the Compensation Committee did not set separate performance goals for individual executive officers.  The incentive compensation awards for 2014 were based on the following performance goals:

•
Pro forma adjusted EBITDA – The Compensation Committee believes pro forma adjusted earnings before interest, taxes, depreciation and amortization (“pro forma adjusted EBITDA”) is a key metric of the Company’s operational performance.  The Compensation Committee established a goal for 2014 that ranged from $275 million to $315 million, weighted to account for 33.3% of the annual incentive compensation award opportunity.  Pro forma adjusted EBITDA for 2014 was $294.8 million.  For this goal the Company used Adjusted EBITDA as defined in its Annual Report on Form 10-K for the year ended December 31, 2014, assuming the Apple Seven and Apple Eight mergers were effective January 1, 2014 and the properties sold during the year were sold as of January 1, 2014.

•
Pro forma FFO per share – The Compensation Committee believes that pro forma funds from operations per share (“pro forma FFO per share”) is a key metric in measuring the overall financial performance of the Company.  The Compensation Committee established a goal for 2014 that ranged from $0.63 to $0.77 per share, weighted to account for 33.3% of the annual incentive compensation award opportunity.  Pro forma FFO per share for 2014 was $0.70.  For this goal the Company used Modified FFO as defined in its Annual Report on Form 10-K for the year ended December 31, 2014, assuming the Apple Seven and Apple Eight mergers were effective January 1, 2014 and the properties sold during the year were sold as of January 1, 2014.

•
Pro forma RevPar growth – The Compensation Committee believes that pro forma revenue per available room growth (“pro forma RevPar growth”) is a key metric in measuring growth of the Company.  The Compensation Committee established a goal for 2014 that ranged from 3.5% to 7.0%, weighted to account for 33.4% of the annual incentive compensation award opportunity.  Pro forma RevPar growth for 2014 was 7.0%.  For this goal the company used revenue per available room, as defined in its Annual Report on Form 10-K for the year ended December 31, 2014 and included the properties acquired in the Apple Seven and Apple Eight mergers as of January 1, 2013 and excluded properties sold during 2014.

For each performance goal, the financial results were reviewed on a pro forma basis to: include results of Apple Seven and Apple Eight from January 1, 2013; exclude properties sold during 2014; and include all Common Shares issued as a result of the mergers with Apple Seven and Apple Eight.

2014 Incentive Compensation Award Amounts

For 2014, the Company’s performance was slightly below the target level of pro forma adjusted EBITDA, at the target level of pro forma FFO per share, and at the maximum level pro forma RevPar growth. As discussed above, the Compensation Committee exercised its discretion and judgment and determined that, for 2014, the incentive compensation award for each named executive officer would be paid all in cash.  The Compensation Committee did not make any further adjustments to the incentive compensation payable to the named executive officers based on the achievement of the various performance goals.  The incentive compensation awards for 2014 subsequent to the mergers were as follows:

2014 Incentive Compensation Award
Glade Knight	$679,700
Justin Knight	2,777,060
Kristian Gathright	1,376,393
Bryan Peery	1,376,393
David Buckley	1,299,926
Nelson Knight	917,595

These incentive compensation awards were approved by the Compensation Committee in March 2015 and were paid in a lump sum on or about March 10, 2015.

Perquisites and Other Benefits

The named executive officers participate in other benefits plans on the same terms as other employees.  These plans include medical insurance, dental insurance, life insurance, disability insurance and a 401(k) plan.  Under the 401(k) plan, employees are eligible to defer a portion of their salary and the Company, at its discretion, may make a matching contribution.  In 2014, the Company made a matching contribution of up to $10,400 of each participant’s annual salary, determined by the individual’s contribution and as restricted by statutory limits.  As noted in the Summary Compensation Table below, the Company provided limited perquisites to its named executive officers in 2014, which included parking benefits.  The emphasis in the compensation program for named executive officers is on the pay-for-performance elements.

Ownership Requirements

The Company does not currently have a policy requiring directors and executive officers to own a target value or amount of Company securities.  The Board of Directors may consider such a policy in the future.

Tax Limits on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer) for any fiscal year, who are referred to as “covered employees” under Section 162(m). Certain “performance-based compensation” is excluded from this $1 million cap.  Since the Company qualifies as a REIT under the Internal Revenue Code and is generally not subject to Federal income taxes, if compensation did not qualify for deduction under Section 162(m), the payment of compensation that fails to satisfy the requirements of Section 162(m) would not have a material adverse consequence to the Company, provided the Company continues to distribute 100% of its taxable income. If the Company makes compensation payments subject to Section 162(m) limitations on deductibility, the Company may be required to make additional distributions to shareholders to comply with REIT distribution requirements and eliminate U.S. federal income tax liability or, alternatively, a larger portion of shareholder distributions that would otherwise have been treated as a return of capital may be subject to federal income tax expense as dividend income. Any such compensation allocated to the Company's taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although the Company is mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

2015 Incentive Compensation

In March 2015, the Compensation Committee established the performance metrics for the incentive compensation of the named executive officers for 2015.  The incentive compensation structure for 2015 is similar to the structure of 2014 described above, consisting of an annual cash incentive award opportunity and an additional compensation award opportunity, both of which are based on the same performance metrics used for 2014 incentive compensation— pro forma adjusted EBITDA, pro forma FFO per share and pro forma RevPar growth (with new targets established for 2015).  The Compensation Committee also intends to incorporate a fourth performance metric, change in share price relative to a peer group, in the event the Company completes a listing of its Common Shares on a national securities exchange in 2015.  Each of the performance metrics would be equally weighted.  In addition, following a listing of the Company’s Common Shares, it is the Compensation Committee’s intention, on a going forward basis, to pay approximately two-thirds of the annual incentive awards, if any, in equity under the 2014 Omnibus Incentive Plan.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Current Members of the Compensation Committee:
Glenn W. Bunting, Chair
Daryl A. Nickel
L. Hugh Redd

The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an officer or employee of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.  No executive officer serves or has served as a member of a compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board of Directors or Compensation Committee and no executive officer serves or has served as a director of another entity, one of whose executive officers serves on the Compensation Committee.  Accordingly, during 2014 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Executive Compensation

The following table sets forth certain compensation information for each of the Company’s named executive officers for 2014.

Summary Compensation Table

Prior to the mergers, the Summary Compensation Table presented the salary and bonus that represented the Company’s allocated share of each named executive officer’s total compensation from AFM.  Other compensation included consideration provided by A9A as discussed above under “Compensation Discussion and Analysis—Compensation Prior to the Apple Seven and Apple Eight Mergers.” In connection with the mergers and the internalization of management of the Company, effective March 1, 2014, the Summary Compensation Table reflects compensation under the new executive compensation arrangements discussed above under “Compensation Discussion and Analysis—Compensation Following the Apple Seven and Apple Eight Mergers” which includes the portion allocated to Apple Ten, A10A and ASRG.

Name	Principal Position	Year	Salary(1)	Non-Equity Incentive Plan Compensation (1)	All Other Compensation (1) (2)	Total (3)
Glade M. Knight	Executive Chairman(4)	2014	$262,797	$679,838	$242,235	$1,184,870
		2013	12,093	186	1,407,699	1,419,978
		2012	10,000	115	1,441,790	1,451,905

Justin G. Knight	President and	2014	411,466	2,806,905	89,983	3,308,354
	Chief Executive Officer(5)	2013	80,581	46,231	400,500	527,312
		2012	69,300	14,965	409,270	493,535

Bryan F. Peery	Executive Vice President,	2014	373,024	1,405,019	61,307	1,839,350
	Chief Financial Officer	2013	65,993	44,635	230,972	341,600
		2012	51,000	12,839	234,555	298,394

Kristian M. Gathright	Executive Vice President,	2014	388,280	1,376,530	90,225	1,855,035
	Chief Operating Officer	2013	69,767	46,698	400,551	517,016
		2012	60,000	15,109	408,965	484,074

David P. Buckley	Executive Vice President,	2014	354,840	1,334,251	24,460	1,713,551
	Chief Legal Counsel(6)

Nelson G. Knight	Executive Vice President	2014	270,702	917,731	25,353	1,213,786
	Chief Investment Officer(7)

(1)
For the years ended December 31, 2013 and 2012, the amounts in the Salary and Non-Equity Incentive Plan Compensation columns and a portion of the amounts in the All Other Compensation column represent the Company’s allocated share of each named executive officer’s total compensation from AFM.  For the year ended December 31, 2014, a portion of the amounts in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns represent the Company’s allocated share of each named executive officer’s total compensation from AFM for the period from January 1, 2014 through February 28, 2014.  Effective March 1, 2014, the effective date of the mergers, the named executive officers were compensated directly by the Company as described above under “Compensation Discussion and Analysis—Compensation Following the Apple Seven and Apple Eight Mergers”, which includes the entire amount of compensation allocated to Apple Ten, A10A and ASRG.

(2)
Includes the portion of the health insurance, life and disability insurance, parking, and 401(k) match paid by the Company. Also includes consideration provided pursuant to an agreement entered into by certain executive officers and A9A and discussed under “Certain Relationships and Agreements—Relationship with A9A.”  Under this agreement, the following individuals have received (or in the case of Glade M. Knight, who is the owner of A9A, retained) consideration which is calculated based on a percentage of the advisory fees paid to A9A, as follows: (i) for 2014 (for the period from January 1, 2014 through February 28, 2014, prior to completion of the mergers), 2013 and 2012 – Glade M. Knight (50%); Justin G. Knight (14%); Bryan F. Peery (8%); and Kristian M. Gathright (14%).  In addition, during 2014, David McKenney also received approximately $64,487, which consisted of 14% of the advisory fees paid to A9A for the period from January 1, 2014 through February 28, 2014 (prior to completion of the mergers).  As discussed above under “Compensation Discussion and Analysis—Executive Officer Changes Implemented During 2014,” Mr. McKenney became a Senior Advisor for the Company effective June 2, 2014.  The Company would like to emphasize to the reader that these amounts are not to be added to the amount of the advisory fee and the compensation costs reimbursed to AFM on behalf of A9A when considering the total outflows of cash from the Company to A9A and to the executive officers.  Doing so would result in duplication of these amounts.  Instead, the amounts set forth below were paid directly by A9A, which is wholly-owned by Glade Knight, and are not in addition to the advisory fee paid to A9A.  The amounts included in this column that represent consideration to an officer from A9A were:

Name	2014	2013	2012
Glade M. Knight	$230,311	$1,403,956	$1,438,658
Justin G. Knight	64,487	393,108	402,824
Bryan F. Peery	36,850	224,633	230,185
Kristian M. Gathright	64,487	393,108	402,824
David P. Buckley	—	—	—
Nelson G. Knight	—	—	—

(3)
As discussed above under “Compensation Discussion and Analysis—Compensation Prior to the Apple Seven and Apple Eight Mergers,” (i) for the years ended December 31, 2013 and 2012, the amounts in the Total column represents the Company’s allocated share of each named executive officer’s total compensation from AFM, plus the consideration provided by A9A to the officer and the other compensation as discussed in Note 2 above; and (ii) for the year ended December 31, 2014, represents the Company’s allocated share of each named executive officer’s total compensation from AFM, plus the consideration provided by A9A to the officer, in each case, for the period from January 1, 2014 through February 28, 2014 as discussed in Note 2 above, as well as the salary and bonus amounts subsequent to February 28, 2014  as discussed above under “Compensation Discussion and Analysis—Compensation Following the Apple Seven and Apple Eight Mergers,” and the other compensation as discussed in Note 2 above.

(4)	Mr. Glade M. Knight served as Chairman and Chief Executive Officer of the Company through May 15, 2014, and as of such date, Executive Chairman.

(5)	Mr. Justin G. Knight served as President of the Company through May 15, 2014, and as of such date, as President and Chief Executive Officer.

(6)	Mr. Buckley became a named executive officer beginning with the fiscal year ended December 31, 2014.

(7)	Mr. Nelson Knight became Executive Vice President and Chief Investment Officer on May 15, 2014 and became a named executive officer beginning with the fiscal year ended December 31, 2014.

Compensation Plans

Executive Severance Plan

On May 29, 2014, the Board of Directors, upon recommendation of the Compensation Committee, approved the Apple Hospitality REIT, Inc. Executive Severance Pay Plan (the “Severance Plan”). The named executive officers of the Company are participants in the Severance Plan: Glade M. Knight, Justin G. Knight, Bryan F. Peery, Kristian M. Gathright, David P. Buckley and Nelson G. Knight.

The Severance Plan generally provides severance or income protection benefits to participants in the event of their termination in connection with certain changes in control of the Company, including (subject to certain exceptions) (i) the acquisition by any person of securities having 20% or more of the combined voting power of the Company’s outstanding securities other than as a result of an issuance of securities initiated by the Company or open market purchases approved by the Board, or (ii) when, as the result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board, or any successor’s board, within two years of the last of such transactions (each such event, a “Change in Control”).

If a participant in the Severance Plan is terminated during the one-year period commencing on the date of a Change in Control by the Company other than for Cause (as defined in the Severance Plan) or by a participant for Good Reason (as defined in the Severance Plan), such participant will be entitled to receive a lump sum cash payment equal to the sum of (i) to the extent not previously paid, his or her salary and any accrued paid time off through the date of termination, (ii) his or her Annual Bonus as defined in the Severance Plan, prorated for the number of days he or she worked during the year in which the termination occurred, and (iii) 2.5 times the sum of (x) his or her Annual Bonus as defined in the Severance Plan and (y) his or her annualized base salary based on the highest monthly base salary paid or payable in any month of the 12-month period immediately preceding the month in which the Change in Control occurred. Participants will also generally be entitled to receive additional benefits, including the following: (i) accelerated vesting of any and all stock incentive awards, (ii) welfare benefits (including, without limitation, medical, dental, health, disability, individual life and group life insurance benefits) for the participant and his or her family for the one-year period following termination, (iii) payment by the Company of the full premium for continuation of insurance benefits under COBRA for up to 12 months following termination, (iv) payment by the Company of life insurance premiums for 12 months if the participant elects to convert any group term life insurance to an individual policy, and (v) payment by the Company of up to $15,000 in reasonable fees and costs charged by a nationally recognized outplacement firm.

Subject to certain exceptions, in the event that, upon or immediately after a Change in Control, a participant is offered a position with a title, responsibilities and compensation reasonably comparable to the title, responsibilities and compensation of such participant with the Company preceding the Change in Control at the successor to the Company, and the participant does not accept such position, the participant will not be entitled to any of the benefits described above. If the participant accepts such position, he or she will conclusively be deemed not to have been terminated.

The Company also adopted severance plans applicable to all other employees of the Company.

Potential Payments upon Termination or Change in Control

The compensation payable to the Company’s named executive officers upon (i) termination of the executive without cause or by the executive for good reason within one year of a change in control pursuant to the Severance Plan and (ii) a change in control, regardless of a corresponding termination, pursuant to the 2014 Omnibus Incentive Plan is, in each case, set forth above in the sections entitled “Compensation Plans” and “Proposal 4—Approval of the Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan—Summary of the 2014 Omnibus Incentive Plan —Change in Control.” The compensation payable to the named executive officers upon such terminations or change in control will be paid in a single lump sum. All of the benefits payable upon termination pursuant to the Severance Plan are conditioned upon the executive’s execution of a general release of claims.

The following table summarizes the cash payments and estimated equivalent cash value of benefits that would have been provided to the named executive officers under the terms of the 2014 Omnibus Incentive Plan and the Severance Plan upon a termination or change in control as of December 31, 2014, and thus reflects amounts earned through such time and estimates of the amounts which would be paid to the named executive officer as of December 31, 2014.  The actual amounts to be paid can only be determined at the time of the termination or Change in Control:

	Termination	No Termination
Name/Payment of Benefit	Without Cause/For Good Reason Upon or Within One Year of a Change of Control (1)	Change in Control (2)
Glade M. Knight
Cash Severance	$3,344,663	$—
Acceleration of Equity Awards	—	—
Justin G. Knight
Cash Severance	11,285,048	—
Acceleration of Equity Awards	—	—
Bryan F. Peery
Cash Severance	6,167,548	—
Acceleration of Equity Awards	—	—
Kristian M. Gathright
Cash Severance	6,167,548	—
Acceleration of Equity Awards	—	—
David P. Buckley
Cash Severance	5,826,298	—
Acceleration of Equity Awards	—	—
Nelson G. Knight
Cash Severance	4,119,904	—
Acceleration of Equity Awards	—	—
_____________________

(1)
Amounts assume that equity awards under the 2014 Omnibus Incentive Plan are not assumed or continued by the surviving entity in the Change in Control and, therefore, that such awards vest in full upon the change in control.

(2)
Would consist solely of acceleration of equity awards. Amounts assume that equity awards under the 2014 Omnibus Incentive Plan are not assumed or continued by the surviving entity in the Change in Control and, therefore, that such awards vest in full upon the Change in Control.  As of December 31, 2014, no awards were granted under the 2014 Omnibus Incentive Plan to the named executive officers and there were otherwise no outstanding unvested awards.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers, and any persons holding more than 10% of the outstanding Common Shares, have filed reports with the Securities and Exchange Commission with respect to their initial ownership of Common Shares and any subsequent changes in that ownership. The Company believes that during 2014 each of its officers and directors complied with the applicable filing requirements, except for Glade M. Knight who amended his Form 3 in 2014 to report the holding of  480,000 Series B preferred shares issued upon founding the Company.

In making this statement, the Company has relied solely on written representations of its directors and executive officers and copies of reports that they have filed with the Securities and Exchange Commission.  In 2014 through the Record Date, no person held more than 10% of the outstanding Common Shares.

Other Matters for the 2015 Annual Meeting of Shareholders

Management knows of no matters, other than those stated above, that are likely to be brought before the Annual Meeting. However, if any matters that are not currently known properly come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Common Shares represented by such proxy on such matters in accordance with their best judgment.

Equity Compensation Plan Information

The Company’s Board of Directors adopted and the Company’s shareholders have approved the Directors’ Plan to provide incentives to attract and retain directors. The options issued under the Directors’ Plan convert upon exercise of the options to Common Shares.  As discussed in Proposal 4, the Board of Directors has approved the 2014 Omnibus Incentive Plan, which is being presented to the shareholders at the Annual Meeting. The following is a summary of securities issued under the Company’s equity compensation plans as of December 31, 2014:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	1,948,230	$11.12	1,205,861
Equity compensation plans not approved by security holders(1)	—	—	10,000,000
Total equity compensation plans	1,948,230	$11.12	11,205,861
_____________________

(1)	The 2014 Omnibus Incentive Plan is being presented to shareholders for approval at the Annual Meeting.

As a result of the mergers, all of Apple Seven and Apple Eight’s outstanding options were exchanged for options to acquire the Company’s Common Shares, resulting in a total of 897,865 options issued at exercise prices ranging from $11.00 to $12.95 per Common Share.  In October 2014, in connection with the approval of a new Board of Directors’ compensation plan effective as of June 1, 2014, the Board of Directors suspended additional issuances under the Directors’ Plan.

Matters to be Presented at the 2016 Annual Meeting of Shareholders

Any qualified shareholder who wishes to make a proposal to be acted upon next year at the 2016 Annual Meeting of Shareholders must submit such proposal for inclusion in the proxy statement and proxy card to the Company at its principal office in Richmond, Virginia, by no later than December 8, 2015.

In addition, the Company’s bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders.  In general, notice must be received by the Secretary of the Company (i) on or after February 1st and before March 1st of the year in which the meeting will be held, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1 or later than May 31 in such year.  The notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters.  Therefore, assuming the Company’s 2016 Annual Meeting is held in May 2016, to be presented at such Annual Meeting, a shareholder proposal must be received by the Company on or after February 1, 2016 but no later than February 29, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2015

This proxy statement and the Annual Report are available at HTTP://MATERIALS.PROXYVOTE.COM/03784Y. In addition, shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

By Order of the Board of Directors

David Buckley
Secretary

April 6, 2015

THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION.  YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.

Appendix A

Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan

APPLE HOSPITALITY REIT, INC.

2014 OMNIBUS INCENTIVE PLAN

A-i

	9.2	Other Terms		A-13
	9.3	Term		A-13
	9.4	Transferability of SARS		A-13
	9.5	Family Transfers		A-13

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS			A-14
	10.1	Grant of Restricted Stock or Stock Units		A-14
	10.2	Restrictions		A-14
	10.3	Registration; Restricted Share Certificates		A-14
	10.4	Rights of Holders of Restricted Stock		A-14
	10.5	Rights of Holders of Stock Units		A-15
		10.5.1	Voting and Dividend Rights	A-15
		10.5.2	Creditor’s Rights	A-15
	10.6	Termination of Service		A-15
	10.7	Purchase of Restricted Stock and Shares of Stock Subject to Stock Units		A-15
	10.8	Delivery of Shares of Stock		A-15

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS			A-16
	11.1	Unrestricted Stock Awards		A-16
	11.2	Other Equity-Based Awards		A-16

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK			A-16
	12.1	General Rule		A-16
	12.2	Surrender of Shares of Stock		A-16
	12.3	Cashless Exercise		A-16
	12.4	Other Forms of Payment		A-17

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS			A-17
	13.1	Dividend Equivalent Rights		A-17
	13.2	Termination of Service		A-17

14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS			A-18
	14.1	Grant of Performance-Based Awards		A-18
	14.2	Value of Performance-Based Awards		A-18
	14.3	Earning of Performance-Based Awards		A-18
	14.4	Form and Timing of Payment of Performance-Based Awards		A-18
	14.5	Performance Conditions		A-18
	14.6	Performance-Based Awards Granted to Designated Covered Employees		A-18
		14.6.1	Performance Goals Generally	A-19
		14.6.2	Timing For Establishing Performance Goals	A-19
		14.6.3	Payment of Awards; Other Terms	A-19
		14.6.4	Performance Measures	A-19
		14.6.5	Evaluation of Performance	A-21
		14.6.6	Adjustment of Performance-Based Compensation	A-21
		14.6.7	Committee Discretion	A-21
		14.6.8	Status of Awards Under Code Section 162(m)	A-22

15.	RESTRICTIONS ON TRANSFER OF SHARES OF STOCK			A-22
	15.1	Right of First Refusal		A-22
	15.2	Repurchase and Other Rights		A-22

A-ii

	15.3	Legend	A-22

16.	PARACHUTE LIMITATIONS		A-22

17.	REQUIREMENTS OF LAW		A-23
	17.1	General	A-23
	17.2	Rule 16b-3	A-23

18.	EFFECT OF CHANGES IN CAPITALIZATION		A-24
	18.1	Changes in Stock	A-24
	18.2	Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control	A-24
	18.3	Change in Control in which Awards are not Assumed	A-24
	18.4	Change in Control in which Awards are Assumed	A-25
	18.5	Adjustments	A-26
	18.6	No Limitations on Company	A-26

19.	GENERAL PROVISIONS		A-26
	19.1	RESERVED	A-26
	19.2	Disclaimer of Rights	A-26
	19.3	Nonexclusivity of the Plan	A-27
	19.4	Withholding Taxes	A-27
	19.5	Captions	A-27
	19.6	Construction	A-27
	19.7	Other Provisions	A-28
	19.8	Number and Gender	A-28
	19.9	Severability	A-28
	19.10	Governing Law	A-28
	19.11	Section 409A of the Code	A-28

A-iii

APPLE HOSPITALITY REIT, INC.

2014 OMNIBUS INCENTIVE PLAN

Apple Hospitality REIT, Inc. (the “Company”) sets forth herein the terms of the 2014 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. All Options granted under the Plan shall be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2  “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Award Stock” shall have the meaning set forth in Section 18.3(a)(ii).

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 16.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.9 “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all common stock, no par value, of the Company.

2.10 “Change in Control” means the occurrence of any of the following:

(a)           a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the Voting Stock of the Company, on a Fully Diluted Basis;

(b)           individuals who on the Effective Date constitute the Board (together with any new Directors whose election by such Board or whose nomination by such Board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Board then in office who either were members of such Board on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;

(c)           the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction;

(d)           there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or

(e)           the stockholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

2.11 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

2.12 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.13 “Company” means Apple Hospitality REIT, Inc.

2.14 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.15 “Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

2.16 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.17 “Effective Date” means May 29, 2014.

2.18 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.20 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Grant Date as follows:

(a)           If on such Grant Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Grant Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b)           If on such Grant Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.20 or Section 19.4, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.4, the Fair Market Value will be determined by the Company using any reasonable method; provided, further, that for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.21 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.22 “Fully Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination

2.23 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.24 “Grantee” means a person who receives or holds an Award under the Plan.

2.25 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.27 “Other Agreement” shall have the meaning set forth in Section 16.

2.28 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right or a Performance Share.

2.29 “Outside Director” means a member of the Board who is not an Employee.

2.30 “Parachute Payment” shall have the meaning set forth in Section 16(a).

2.31 “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Other Equity-Based Awards or cash made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.32 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.33 “Performance Measures” means measures as specified in Section 14.6.4 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.34 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.35 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.36 “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.37 “Plan” means the Company’s 2014 Omnibus Incentive Plan, as amended from time to time.

2.38 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.39 “Restricted Period” shall have the meaning set forth in Section 10.2.

2.40 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.41 “SAR Price” shall have the meaning set forth in Section 9.1.

2.42 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.43 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.44 “Service Provider” means an Employee, officer, or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) to the Company or an Affiliate currently providing services to the Company or an Affiliate.

2.45 “Stock” means the common shares, no par value, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 18.1.

2.46  “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.47 “Stock Exchange” means an established national or regional stock exchange.

2.48 “Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that (a) is not subject to vesting or (b) is subject to time-based vesting, but not to performance-based vesting. A Stock Unit may also be referred to as a restricted stock unit.

2.49 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.50 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.51 “Unrestricted Stock” shall have the meaning set forth in Section 11.

2.52 “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

3.	ADMINISTRATION OF THE PLAN

3.1 Committee.

3.1.1 Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2 Composition of Committee.

The Committee shall be a committee composed of not fewer than two directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) if applicable, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and (iii) an independent director in accordance with the rules of any Stock Exchange on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a

subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3 Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or directors of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) (if applicable) and the rules of any Stock Exchange on which the Stock is listed.

3.2 Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3 Terms of Awards.

3.3.1 Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option or the purchase price for Restricted Stock), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and the treatment of an Award in the event of a Change in Control (subject to applicable agreements);

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, an Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2 Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an Employee of the Company or an Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

3.4 No Repricing Without Stockholder Approval.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.  Notwithstanding the foregoing, in no event may the Committee grant Options in replacement of Options previously granted under this Plan or any other compensation plan of the Company or cancel an outstanding Option in exchange for cash or other Awards (other than cash or other Awards with a value equal to the excess of the Fair Market Value of the Stock subject to such Option at the time of cancellation over the exercise or grant price for such Stock), or may the Committee amend outstanding Options (including amendments to adjust an Option price) unless such replacement or adjustment (i) is subject to and approved by the Company's stockholders or (ii) would not be deemed to be a repricing under the rules of the New York Stock Exchange.

3.5 Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs as defined under Section 409A.

3.6 No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7 Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1 Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 178, the maximum number of shares of Stock available for issuance under the Plan shall be 10 million (10,000,000) shares of Stock. Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock available for issuance under the Plan may be used for any type of Award under the Plan.

4.2 Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3 Share Usage.

Shares covered by an Award shall be counted as of the Grant Date for purposes of calculating the number of shares available for issuance under Section 4.1.  The target number of shares issuable under a Performance Share grant shall be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such target number of shares.  If any shares covered by an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination, or expiration again be available for making Awards under the Plan. If the exercise price of any Option or the tax withholding obligations of any Award granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5.	TERM; AMENDMENT AND TERMINATION

5.1 Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2 Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been made. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed).  No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1 Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to (i) any Service Provider, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(a) the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is 1 million (1,000,000) shares;

(b) the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is 1 million (1,000,000) shares; and

(c) the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of twelve (12) months or less to any person eligible for an Award shall be $10 million dollars ($10,000,000) and the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of greater than twelve (12) months to any person eligible for an Award shall be $10 million dollars ($10,000,000).

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 18.

6.3 Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in a manner consistent with Code Section 409A.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1 Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2 Vesting.

Subject to Sections 8.3 and 18.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing.

8.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of such period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4 Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 18 which results in the termination of such Option.

8.6 Method of Exercise.

Subject to the terms of Section 12 and Section 19.4, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7 Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8 Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9 Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10 Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1 Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2 Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3 Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4 Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5 Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of such shares of Stock as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock and Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2 Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Stock Units as provided in Section 14. Awards of Restricted Stock and Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3 Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such share certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates shall be delivered to such Grantee, provided that such share certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4 Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. Dividends paid on Restricted Stock which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock shall promptly forfeit and repay to the Company such dividend payments. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5 Rights of Holders of Stock Units.

10.5.1 Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s stockholders). The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Stock Unit which is equal to the per-share dividend paid on such shares of Stock. Dividends paid on Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such dividend payments. Such Award Agreement also may provide that such cash payment shall be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date on which such cash dividend is paid. Such cash payments paid in connection with Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such cash payments.

10.5.2 Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6 Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Stock Units.

10.7 Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee of an Award of Restricted Stock or vested Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Stock Units. Such purchase price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8 Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by such Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1 Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2 Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1 General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2 Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3 Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 19.4, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

12.4 Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding shares of Stock that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1 Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights.

13.2 Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1 Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

14.2 Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an actual or target number of shares of Stock or initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3 Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period.

14.4 Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

14.5 Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

14.6 Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1 Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2 Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3 Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards.  In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.6.4 Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments):

(a) Funds from operations, including adjusted funds from operations;

(b) RevPar, including same-store RevPar;

(c) net earnings or net income;

(d) operating earnings;

(e) pretax earnings;

(f) earnings per share;

(g) share price, including growth measures and total stockholder return;

(h) earnings before interest and taxes;

(i) earnings before interest, taxes, depreciation and/or amortization;

(j) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•           stock-based compensation expense;

•           income from discontinued operations;

•           gain on cancellation of debt;

•           debt extinguishment and related costs;

•           restructuring, separation and/or integration charges and costs;

•           reorganization and/or recapitalization charges and costs;

•           impairment charges;

•           merger-related events;

•           gain or loss related to investments;

•           sales and use tax settlement; and

•           gain on non-monetary transaction.

(k) sales or revenue growth, whether in general, by type of product or service, by type of customer or by type of property;

(l) gross or operating margins;

(m) return measures, including return on assets, capital, investment, equity, sales or revenue;

(n) cash flow, including:

•           operating cash flow;

•           free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

•           levered free cash flow, defined as free cash flow less interest expense;

•           cash flow return on equity; and

•           cash flow return on investment;

(o) productivity ratios;

(p) expense targets;

(q) market share;

(r) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(s) working capital targets;

(t) completion of acquisitions of businesses or companies;

(u) completion of divestitures and asset sales;

(v) customer satisfaction; or

(w) any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (g) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5 Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) tax valuation allowance reversals; (i) impairment expense; and (j) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6 Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7 Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.6.8 Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	Restrictions on Transfer of Shares of Stock

15.1 Right of First Refusal.

Any shares of Stock acquired by, or delivered or issued to, the Grantee under the Plan may be subject to a right of first refusal of the Company as the Board may determine, consistent with Applicable Law.  Any such right shall be set forth in an Award Agreement or in a stockholders or other similar agreement.

15.2 Repurchase and Other Rights.

Stock issued upon exercise of an Option or pursuant to an Award of Restricted Stock or Stock Units may be subject to such right of repurchase upon termination of Service or other transfer restrictions as the Board may determine, consistent with Applicable Law.  Any additional restrictions shall be set forth in an Award Agreement or in a stockholders or other similar agreement.

15.3 Legend.

In order to enforce the restrictions imposed upon shares of Stock under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Plan that complies with the applicable securities laws.

16.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

17.	REQUIREMENTS OF LAW

17.1 General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

18.	EFFECT OF CHANGES IN CAPITALIZATION

18.1 Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

18.2 Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 18.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

18.3 Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights or Other

Equity-Based Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a) in each case with the exception of Performance-Based Awards, all outstanding Restricted Stock shall be deemed to have vested, all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two actions shall be taken:

(i) fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, which exercise shall be effective upon such consummation; or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Stock Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b) For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Awards shall be treated as though target performance has been achieved. If at least half the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards shall be treated as though target performance has been achieved. After application of this Section 18.3(b), if any Awards arise from application of this Section 18, such Awards shall be settled under the applicable provision of Section 18.3(a).

(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

18.4 Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards of new common stock options, stock appreciation rights, restricted stock, common stock units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

18.5 Adjustments.

Adjustments under this Section 18 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 18.1, 18.2, 18.3 and 18.4. This Section 18 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

18.6 No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

19.	GENERAL PROVISIONS

19.1 RESERVED.

19.2 Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

19.3 Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

19.4 Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.4 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock. Notwithstanding Section 2.20 or this Section 19.4, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 19.4, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.  In such case, the percentage of shares of Stock withheld shall equal the applicable minimum withholding rate.

19.5 Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.6 Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

19.7 Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

19.8 Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

19.9 Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.10 Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Virginia, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

19.11 Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

*    *    *

To record adoption of the Plan by the Board as of May 29, 2014, the Company has caused its authorized officer to execute the Plan.

APPLE HOSPITALITY REIT, INC.

By: /s/ Bryan Peery

Title: Chief Financial Officer

PROXY Apple Hospitality REIT, Inc. 814 East Main Street Richmond, VA 23219
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Bryan Peery and David Buckley as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all common shares of Apple Hospitality REIT, Inc. held by the undersigned on March 20, 2015, at the Annual Meeting of Shareholders at the Marriott in downtown Richmond, Virginia located at 500 East Broad Street, Richmond, Virginia 23219, on Thursday, May 14, 2015 at 11:15 a.m., eastern daylight time, or any adjournment thereof.  If one of the director nominees specified below ceases to be available for election as a director, discretionary authority may be exercised by each of the Proxies named herein to vote for a substitute.

The Board of Directors recommends a vote of “FOR” the nominees listed in proposal one, “FOR” proposal two, “FOR" proposal three and “FOR” proposal four.

1. ELECTION OF DIRECTORS
❒ FOR Jon A. Fosheim	❒ WITHHOLD AUTHORITY to vote for Jon A. Fosheim

❒ FOR Justin G. Knight	❒ WITHHOLD AUTHORITY to vote for Justin G. Knight

❒ FOR Daryl A. Nickel	❒ WITHHOLD AUTHORITY to vote for Daryl A. Nickel

❒ FOR Bruce H. Matson	❒ WITHHOLD AUTHORITY to vote for Bruce H. Matson

❒ FOR L. Hugh Redd	❒ WITHHOLD AUTHORITY to vote for L. Hugh Redd

2. APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION
❒ For ❒ Against ❒ Abstain

3.  RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

❒ For            ❒ Against           ❒ Abstain

4.  APPROVAL OF THE APPLE HOSPITALITY REIT, INC. 2014 OMNIBUS INCENTIVE PLAN

❒ For            ❒ Against           ❒ Abstain

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL ONE, FOR PROPOSAL TWO, FOR PROPOSAL THREE, FOR PROPOSAL FOUR AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

IN ADDITION TO THE ENCLOSED, THE COMPANY’S PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2014, ARE AVAILABLE AT HTTP://MATERIALS.PROXYVOTE.COM/03784Y.

(Continued on reverse side)

Please indicate whether you plan to attend the Annual Meeting in person:     ☐  Yes           ☐  No

Please print exact name(s) in which shares are registered, and sign exactly as name appears.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership or other entity, please sign in partnership or other entity name by authorized person.

Dated: , 2015
Printed Name

Signature

Signature if held jointly

Please mark, sign, date and return the Proxy
Card promptly using the enclosed envelope.	Title of Signing Person (if applicable)